UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Cherry Hill Mortgage Investment Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
1451 Route 34, Suite 303
Farmingdale, New Jersey 07727
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Cherry Hill Mortgage Investment Corporation (the “Company”) will be held on June 15, 2023, at 8:00 a.m., Eastern Time. At the Annual Meeting, the Company’s stockholders will be asked to vote on the following matters:
1.
the election of the four director nominees named in the attached Proxy Statement, to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers for the year ended December 31, 2022;
3.	the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
4.	the approval of the Cherry Hill Mortgage Investment Corporation 2023 Equity Incentive Plan; and
5.	such other business as may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.
We know of no other matters to come before the Annual Meeting. Only stockholders of record as of the close of business on April 10, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting.
The Annual Meeting will be held over the web in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. To access the virtual Annual Meeting, please go to https://meetnow.global/M7KX4WF.
Whether or not you plan to participate in the virtual Annual Meeting, your vote is very important, and we encourage you to vote promptly. If you vote by proxy, but later decide to participate in the virtual Annual Meeting online, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael Hutchby

Michael Hutchby, Secretary

Farmingdale, New Jersey April 27, 2023
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 15, 2023
The notice of meeting, proxy statement and annual report are available at www.envisionreports.com.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
1451 Route 34, Suite 303
Farmingdale, New Jersey 07727
(877) 870-7005
PROXY STATEMENT
2023 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
Proxy Solicitation
The Board of Directors (the “Board”) of Cherry Hill Mortgage Investment Corporation, a Maryland corporation (“we,” “our,” “us” or “our company”), has made these materials available to you in connection with its solicitation of proxies for its Annual Meeting of Stockholders to be held on June 15, 2023, at 8:00 a.m., Eastern Time, and any adjournment or postponement thereof. The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) will be held over the web in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. To access the virtual Annual Meeting, please go to https://meetnow.global/M7KX4WF.
In addition to solicitation through the Internet or by mail, certain of our directors and officers may solicit proxies by telephone, personal contact or other means of communication. They will not receive any additional compensation for these activities. In addition, brokers, banks and other persons holding common stock on behalf of beneficial owners will be requested to solicit proxies or authorizations from beneficial owners. We will bear all costs incurred in connection with the preparation, assembly and furnishing of our proxy materials and the solicitation of proxies and will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock. Although no proxy solicitor has been engaged at this time, we may determine it is necessary to employ an outside firm to assist in the solicitation process. If so, we will pay the proxy solicitor reasonable and customary fees.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, you should not rely on that information or representation as having been authorized by us. The information contained in this Proxy Statement is accurate only as of the date of this Proxy Statement.
Cherry Hill Contact Information
The mailing address of our principal executive office is 1451 Route 34, Suite 303, Farmingdale, New Jersey 07727, and our main telephone number is (877) 870-7005. We maintain an Internet website at www.chmireit.com. Information at or connected to our website is not and should not be considered part of this Proxy Statement.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING
On what am I voting?
You are being asked to vote on the following proposals:
•
Proposal No. 1: Election to the Board of the four director nominees named in this Proxy Statement, to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	Proposal No. 2: Approval, on a non-binding advisory basis, of the compensation of our named executive officers for the year ended December 31, 2022 (the “Say-on-Pay Proposal”);
•	Proposal No. 3: Ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•	Proposal No. 4: Approval of the Cherry Hill Mortgage Investment Corporation 2023 Equity Incentive Plan (the “2023 Plan”).
Who can vote?
Holders of our common stock as of the close of business on the record date, April 10, 2023, are entitled to notice of, and to vote at, the virtual Annual Meeting. Each share of our common stock has one vote.
Why are you holding a virtual Annual Meeting?
The Board believes that a virtual meeting format will provide the opportunity for full and equal participation by all stockholders, from any location around the world. A virtual meeting also substantially reduces the costs associated with hosting an in-person meeting. We have considered concerns raised by investor advisory groups and other shareholder rights advocates that virtual meetings may diminish shareholder voice or reduce accountability. Accordingly, we have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us during the virtual Annual Meeting so they can ask questions of the Board or management. During the live Q&A session of the virtual Annual Meeting, we may answer questions as they come in to the extent relevant to the business of the virtual Annual Meeting, as time permits.
How can I attend the Annual Meeting?
The Annual Meeting will be a virtual meeting of stockholders, which means that you may attend the meeting by accessing https://meetnow.global/M7KX4WF. There will be no physical location for stockholder to attend the Annual Meeting.
You are entitled to attend, vote and submit questions prior to and during the Annual Meeting if you were a stockholder of record as of the close of business on April 10, 2023, the record date, or if you hold a valid proxy for the Annual Meeting.
Guests may join the Annual Meeting in a listen-only mode.
The Annual Meeting will begin promptly at 8:00 a.m. Eastern Time on June 15, 2023. We encourage you to access the meeting prior to the start time to leave ample time to log into the meeting and test your computer audio system. You should ensure that you have a strong Internet connection to support your virtual attendance at the Annual Meeting.
Please follow the instructions as outlined below.
Do I need to register to attend the Annual Meeting?
Stockholders of Record. If you are a stockholder of record—that is, you hold your shares through our transfer agent, Computershare Trust Company, N.A. (“Computershare”)—then you do not need to register to attend the Annual Meeting.
To attend the meeting, visit the Annual Meeting website at https://meetnow.global/M7KX4WF to log-in on the day of the meeting and enter your control number located on your proxy card.

Beneficial Owners. If your shares are held in “street name” (i.e., you hold your shares through an intermediary, such as a bank or broker), then you must register in advance to attend the Annual Meeting.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to participate in the virtual Annual Meeting. To register to attend the Annual Meeting, you must submit proof of your proxy power (such as a legal proxy) reflecting your Cherry Hill Mortgage Investment Corporation common stock holdings, along with your name and email address to Computershare. Requests for registration should be directed to Computershare by email to legalproxy@computershare.com (forwarding the email from your broker, or attaching an image of your legal proxy) or by mail to Computershare, Cherry Hill Mortgage Investment Corporation Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 12, 2023. You will receive confirmation of your registration by email (or by mail, if no email address is provided) after Computershare receives your registration materials.
To attend the meeting, visit the Annual Meeting website at https://meetnow.global/M7KX4WF to log in on the day of the meeting and enter the control number provided in the confirmation sent by Computershare.
What if I have trouble accessing the Annual Meeting?
If you have difficulties logging into the Annual Meeting, you can use the technical resources available on the log-in page at https://meetnow.global/M7KX4WF, which will be available beginning at 7:30 a.m. Eastern Time on June 15, 2023 or contact 1-888-724-2416 for further assistance.
How do I vote at the Annual Meeting?
Stockholders of record can vote during the Annual Meeting or by proxy. There are three ways for stockholders of record to vote by proxy:
•	By Telephone – You can vote by telephone toll-free by following the instructions on the accompanying proxy card (you will need the control number on the accompanying proxy card);
•	By Internet – You can vote by Internet by following the instructions on the accompanying proxy card (you will need the control number on the accompanying proxy card); or
•	By Mail – You can vote by mail by completing, signing, dating and mailing the accompanying proxy card in the postage-prepaid envelope provided.
The telephone and Internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or Internet, please follow the instructions that are included on the accompanying proxy card.
If you mail us your properly completed and signed proxy card, or vote by telephone or Internet, your shares will be voted according to the choices that you specify.
If you submit a signed proxy without marking any choices, your proxy will be voted:
•	FOR the election of all director nominees named in this Proxy Statement;
•	FOR the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers for the year ended December 31, 2022;
•	FOR the ratification of the appointment of EY as our registered independent public accounting firm for the fiscal year ending December 31, 2023; and
•	FOR the approval of the 2023 Plan.
We do not expect any other matters to be brought before the virtual Annual Meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the virtual Annual Meeting. If any matter requiring a stockholder vote is properly presented at the virtual Annual Meeting and that matter is not described in our proxy materials, the proxy holders will vote your shares in accordance with their best judgment.
If you hold your shares through an intermediary, such as a bank or broker, you will receive voting instructions from the holder of record of your shares and you must register in advance to attend the virtual Annual Meeting.

May I change or revoke my vote?
Yes. You may change your vote or revoke your proxy at any time prior to the virtual Annual Meeting by:
•	notifying our Secretary in writing at 1451 Route 34, Suite 303, Farmingdale, New Jersey 07727, that you are revoking your proxy;
•	executing or authorizing, dating and delivering to us a new proxy that is dated after the proxy you wish to revoke; or
•	attending the virtual Annual Meeting and voting online during the virtual Annual Meeting.
If you hold your shares through an intermediary, such as a bank or broker, you should contact the holder of record to change your vote.
Will my shares be voted if I do not provide my proxy?
It depends on whether you hold your shares in your own name or in street name. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote online during the virtual Annual Meeting.
Brokerage firms generally have the authority to vote customers’ un-voted shares on certain “routine” matters. If your shares are held in street name by a brokerage firm, the brokerage firm can vote your shares for the ratification of the appointment of EY as our registered independent public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 3) if you do not timely provide your voting instructions, because this matter is considered “routine” under the applicable rules. The other items (Proposals Nos. 1, 2 and 4) are considered “non-routine,” and the brokerage firm cannot vote your shares without your specific voting instruction.
What constitutes a quorum?
As of the record date, a total of 25,748,130 shares of our common stock were issued and outstanding and entitled to vote at the virtual Annual Meeting. In order to conduct the virtual Annual Meeting, a majority of the shares entitled to vote must be in attendance on line at the virtual Annual Meeting or represented by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. If a quorum is not present, the virtual Annual Meeting may be adjourned or postponed from time to time until a quorum is obtained, to a date not more than 120 days after the original record date without notice other than announcement during the virtual Annual Meeting. A broker non-vote occurs when a nominee who holds shares in street name has not received voting instructions from the beneficial owner of the shares and either chooses not to vote those shares on a routine matter or is not permitted to vote those shares on a non-routine matter.
What vote is needed to approve the matters submitted?
Election of Directors (Proposal No. 1). Directors are elected by a plurality of the votes cast at the virtual Annual Meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the virtual Annual Meeting. For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote for this proposal.
Say-on-Pay (Proposal No. 2). The affirmative vote of a majority of the votes cast at the virtual Annual Meeting is required to approve the Say-on-Pay Proposal. For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote for this proposal.
Ratification of Appointment of EY (Proposal No. 3). The affirmative vote of a majority of the votes cast at the virtual Annual Meeting is required to approve this proposal. For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote for this proposal. Because this matter is considered “routine” under applicable rules, we do not expect there to be any broker non-votes on this proposal.

2023 Equity Incentive Plan (Proposal No. 4). The affirmative vote of a majority of the votes cast at the virtual Annual Meeting is required to approve the 2023 Equity Incentive Plan. For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote for this proposal.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
The Board has fixed the number of directors at four. The four persons named below (each, a “director nominee”) currently serve on the Board and have been recommended by the Nominating and Corporate Governance Committee and nominated by the Board to serve on the Board until our 2023 Annual Meeting of Stockholders and until their respective successors are elected and qualified.
The Board has no reason to believe that any of the director nominees will be unable, or will decline, to serve if elected. If any director nominee is unable to stand for election, the persons appointed to vote your proxy may vote at the virtual Annual Meeting for another candidate proposed by the Board, or the Board may choose to reduce the size of the Board, provided that we continue to have a majority of independent directors following any such reduction. In addition, the Board has determined that all of the director nominees, other than Mr. Lown, are independent under applicable rules of the U. S. Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”).
Director Nominees
The following table sets forth the name, position with our Company and age at the virtual Annual Meeting of each director nominee:
Name	Position	Age
Jeffrey B. Lown II	President and Chief Executive Officer	59
Robert C. Mercer, Jr.	Independent Director	75
Joseph P. Murin	Independent Director	73
Sharon L. Cook(1)	Independent Director	63
(1)	On March 8, 2023, Ms. Cook was appointed to the Board to serve out the term of Regina Lowrie who passed away on January 1, 2023.
We believe that all of the director nominees are intelligent, experienced and proactive with respect to management and risk oversight, and that they exercise good judgment. The biographical descriptions below set forth certain information with respect to each director nominee, including the experience, qualifications, attributes or skills of each director nominee that led us to conclude that such person should serve as a director.
Jeffrey B. Lown II has served as our President and as a director since the completion of our initial public offering in October 2013 and as our Chief Executive Officer since March 2017. Mr. Lown also served as our Chief Investment Officer through March 2016, at which time Julian Evans was appointed as Chief Investment Officer. Mr. Lown has over 25 years of combined experience in the financial services industry and the residential mortgage markets. Mr. Lown joined Freedom Mortgage Corporation (“Freedom Mortgage”) in April 2012 and served as Executive Vice President in charge of strategic funding projects and capital markets until July 2016, at which time he began to focus his full-time efforts on us and the management of our business. Prior to joining Freedom Mortgage, Mr. Lown served as a Portfolio Manager at Avenue Capital Group from April 2011 to January 2012. Prior to co-founding and serving as a principal of Green Lake Investment Partners, LLC in the fall of 2010, Mr. Lown spent 11 months at New Oak Capital LLC as head of the residential mortgage loan business and as a member of the bank advisory group. Prior to joining New Oak Capital, Mr. Lown was a fellow at the Office of Thrift Supervision (the “OTS”), from March 2008 through September 2009. At the OTS, he served as an advisor to the Senior Deputy Director’s office and focused on residential mortgage loan origination and residential asset valuation and RMBS. Noteworthy assignments included participating in the creation of the Obama administration’s “Making Home Affordable” modification program, the review of TARP Capital Purchase Program applications for OTS thrifts and working with the Acting Deputy Director of Examinations, Supervision, and Consumer Protection and regional staff on troubled institutions.
Before OTS, from April 2002 to March 2008, Mr. Lown worked at UBS Securities LLC in mortgage trading. While at UBS Securities, Mr. Lown managed an internal mortgage origination platform specializing in Alt-A mortgage loans, overseeing all units within the organization, including sales, capital markets and operations. Mr. Lown began his career at Salomon Brothers (now Citigroup) in 1991, where he spent 11 years working for the mortgage trading desk. The last six years at Citigroup were in the Mortgage Finance Group where Mr. Lown held several positions both in investment banking and mortgage finance roles. While serving in these positions, he developed strong credit, contract finance and securitization skills.

As a consequence of Mr. Lown’s more than 25 years’ experience in the residential mortgage markets, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, believes that he is well qualified to provide valuable advice in many important areas and that he should serve as a director.
Robert C. Mercer, Jr. has served as a director, chairman of the Audit Committee and member of the Compensation Committee and Nominating and Corporate Governance Committee since March 15, 2017. Mr. Mercer has over 40 years of management and executive experience in generating and servicing consumer loans and mortgages. From July 2009 to March 2017, Mr. Mercer served as a Senior Examiner/Subject Matter Expert —Credit Risk, Operations and Counterparty Management at the Federal Housing Finance Agency (“FHFA”) in Washington, D.C. At FHFA, Mr. Mercer monitored Freddie Mac’s seller/servicer and mortgage insurance counterparty risk analysis focusing on concentration of risk, regulatory risk and servicing transfer approvals. He also monitored Freddie Mac’s credit loss forecasting and loan loss reserve adequacy for its single family and multifamily loan portfolios.
Prior to his work at FHFA, Mr. Mercer’s experience included managing problem portfolio workouts, managing due diligence processes involving mergers and acquisitions, purchasing mortgage portfolios and developing or enhancing profit and risk models to improve portfolio predictability and profitability. In addition to his operational experience, he also has an extensive credit risk background, having been Chief Credit Officer of Citicorp National Services. Mr. Mercer has been involved in all aspects of credit risk management, including the development of proprietary score cards.
As President of American Equity Mortgage, Inc. in St. Louis, Missouri, Mr. Mercer was responsible for expanding the retail branch network and improving operational efficiencies. Mr. Mercer has held senior executive and management positions in consumer lending at a series of financial institutions that ultimately became part of National City Bank, including Equibank, Integra Bank and Altegra Credit Company. Prior to that, Mr. Mercer held positions at Citicorp and Valley National Bank in Phoenix, Arizona after beginning his career spending thirteen-years at Ford Motor Credit Company.
Mr. Mercer brings to the Board over 40 years of experience in the consumer lending and mortgage industry sectors. Due to the depth and extent of his financial and credit risk management experience, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, believes that he should serve as a director.
Joseph Murin has served as a director, chairman of the Nominating and Corporate Governance Committee and member of the Audit Committee and Compensation Committee since the completion of our initial public offering in October 2013. Since September 2009, Mr. Murin has served as the Chairman of The Collingwood Group LLC, a Washington, D.C.-based strategic investment and advisory firm serving the financial services industry that he cofounded in 2009. Since September 2012, Mr. Murin has served as President of New Day Financial LLC, a mortgage lender that provides homeowners with FHA, VA and reverse mortgage loans, and as Chairman of the Board of Directors of Chrysalis Holdings, LLC, a private investment firm focused on building and growing successful businesses that provide home financing, data analytics and technology solutions in the mortgage banking and financial services industries. From October 2001 to October 2007, Mr. Murin served, and since December 2009, he has served, as a director of the Point Park University. From July 2011 to August 2012, Mr. Murin served as the Chief Executive Officer of National Real Estate Information Services, a portfolio company owned by funds managed by affiliates of Fortress Investment Group, LLC.
President George W. Bush nominated Mr. Murin in October 2007 to serve as President of Ginnie Mae, a position which he held from July 2008 to August 2009. He also served as a consultant to the White House until he was confirmed by the U.S. Senate from January 2008 until May 2008. Prior to his nomination to serve as President of Ginnie Mae, Mr. Murin was with HUD for two years, to which he brought more than 40 years of diverse experience in the financial services, mortgage and banking industries. This experience includes having served as the Chief Executive Officer of a number of financial organizations such as Century Mortgage Co. from September 1986 to January 1989, Lender’s Service Inc. from May 1991 to December 2001, and Mortgage Settlement Network Innovations from September 2004 to August 2007. Mr. Murin served as a director for iGATE Corporation (NASDAQ: IGTE) from August 2009 to April 2013. Mr. Murin holds a bachelor’s degree in business from National Louis University.

As a consequence of Mr. Murin’s more than 40 years’ experience in the financial services, mortgage and banking industries, including his service as President of Ginnie Mae, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, believes that he is well qualified to provide valuable advice to the Board in many important areas and that he should serve as a director.
Sharon Lee Cook has served as a director, chairman of the Compensation Committee and member of the Audit Committee and Nominating and Corporate Governance Committee since March 8, 2023 and is independent in accordance with applicable NYSE and SEC rules. Since March 2022, Ms. Cook has served as the president of OLE Three Consulting, Inc., a management organization advisory firm that she founded. Ms. Cook has also served as a certified private arbitrator for the Financial Industry Regulatory Authority since June 2019. From February 2020 to January 2021, Ms. Cook served as a part-time administrative assistant at the Gulf Coast Community Foundation and during the period from September 2017 through February 2020, Ms. Cook was not employed and was dedicating her time to various personal matters. Ms. Cook has more than 30 years of broad experience in fixed income capital markets and financial services regulation, and her background includes serving as a business consultant for the regulated trading platform FTX US Derivatives from February 2022 to June 2022, serving as a managing director at securities firm Incapital LLC between January 2017 and September 2017, serving as a managing director at investment banking firm D.A. Davidson & Co. from December 2012 to May 2016, serving as a managing director at Sterne, Agee & Leach Inc. from September 2009 to November 2012 and serving as a senior economic and policy advisor to the deputy director of the U.S. Department of Treasury’s Office of Thrift Supervision from May 2007 to September 2009 where she participated in the resolution of failing banks and the development of the Troubled Assets Relief Program (TARP) and the Home Affordable Modification Program (HAMP).
Earlier in her career, Ms. Cook spent 12 years as a managing director at investment management firm Legg Mason Wood Walker Inc. and was the deputy assistant director at the Federal Deposit Insurance Corporation (FDIC) for five years. Ms. Cook is a member of the board of directors of the Prevent Cancer Foundation, where she serves on the Finance Committee, and she is a member of the National Association of Corporate Directors. Ms. Cook is a graduate of The George Washington University.
Based on Ms. Cook’s over 30 years of experience in fixed income capital markets and financial services regulation, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, believes that she should serve as a director.
The Board recommends that you vote “FOR” the election of each director nominee named above.

CORPORATE GOVERNANCE
The Board believes that the combination of its current composition, leadership structure and the intelligent, experienced and diverse perspectives of the directors provides the proper independent and expert oversight of our company’s business, strategy and management. Some of the governance and leadership highlights include the following:
•	annual election of each director for a one-year term;
•	each stockholder is entitled to one vote per share;
•	a strong independent leadership structure with a Lead Independent Director;
•	diversified board composition with more than 90 years of collective experience in mortgage finance;
•	no over-boarded directors;
•	board committees consist solely of independent directors;
•	75% of the board is independent; and
•	regular, annual performance evaluations of the directors.
The Board of Directors
Our business is managed by Cherry Hill Mortgage Management, LLC (the “Manager”), subject to the oversight and direction of the Board. Our Manager is an SEC-registered investment adviser and is responsible for administering our business activities and day-to-day operations. The directors are informed about our business at meetings of the Board and its committees and through supplemental reports and communications.
There were four regular meetings of the Board in 2022 and no special meetings. Each director attended all of the meetings of the Board. Each independent director also attended all committee meetings for the committees on which the director served in 2022. Although our company does not have a policy regarding board members’ attendance at the Annual Meeting, all of our directors participated in the 2022 virtual Annual Meeting. In accordance with NYSE requirements and our Corporate Governance Guidelines, the independent directors of the Board regularly meet in executive session without management present. Generally, these executive sessions follow a meeting of the Board or of the Audit Committee. If the executive session follows a meeting of the Audit Committee, the chairman of the Audit Committee will preside over the executive session. If the executive session follows a meeting of the Board, the lead independent director will preside over the executive session. In 2022, the independent directors of the Board met in executive session eleven times without management present.
The Board has established three standing committees that are comprised solely of independent directors, the principal functions of which are briefly described below. Matters put to a vote at any one of our three committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee.
Lead Independent Director
Mr. Murin, the chairman of the Nominating and Corporate Governance Committee, serves as the lead independent director. The lead independent director generally is the point of contact for persons desiring to communicate directly with the independent directors. All interested parties may do so by using the IR Contact tab under the Investor Relations section on our website, which is www.chmireit.com, and leaving a message.
Director Independence
The Board has determined, after taking into account all facts and circumstances, that there are no material transactions, relationships or arrangements between us and Mr. Mercer, Mr. Murin or Ms. Cook requiring disclosure under applicable SEC rules and regulations or otherwise and that each of them is independent in accordance with applicable NYSE rules.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which provide the framework for our governance and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders.

Code of Business Conduct and Ethics
The Board has established a Code of Business Conduct and Ethics that applies to our officers, directors and employees when such individuals are acting for or on our behalf. Any waiver of the Code of Business Conduct and Ethics may be made only by the Nominating and Corporate Governance Committee and will be promptly disclosed to stockholders in accordance with applicable SEC and NYSE rules.
Anti-Hedging Policy
The Board has adopted a policy prohibiting all of the directors, officers and employees and certain “related persons” (as defined in the policy) of such persons of our company and its subsidiaries and affiliates from engaging in hedging or monetization transactions and other speculative transactions involving our company’s securities.
Under the policy, a covered person may not, directly or indirectly, engage in any kind of hedging or monetization transaction against future declines in the market value of any equity-based securities of our company that could reduce or limit such person’s economic risk with respect to holdings, ownership or interest in or to our common stock or other securities of our company, including without limitation outstanding stock options, restricted stock, LTIP Units (as defined below) or other compensation awards the value of which are derived from, referenced to or based on the value or market price of our common stock or other securities of our company. Pursuant to the policy, a “short sale,” or sale of securities that the seller does not own at the time of sale or, if owned, that will not be delivered within 20 days of the sale, is an example of a prohibited hedging transaction. Prohibited transactions under the policy also include the purchase by a covered person of financial instruments, including, without limitation, prepaid variable forward contracts, equity swaps, collars, puts, calls, exchange funds, or other derivative securities that are designed to hedge or offset a decrease in market value of equity securities of our company. The policy does not, however, restrict holding, exercising, or settling awards such as options, restricted stock, restricted stock units, deferred stock units, LTIP Units, or other derivative securities granted under our company’s equity incentive plans.
Persons who violate our anti-hedging policy may be subject to disciplinary action by our company. Such disciplinary action may include, but is not limited to, termination of employment and/or restrictions on future participation in incentive plans.
Availability of Corporate Governance Materials
Stockholders may view our corporate governance materials, including the charters of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.chmireit.com under the section “Investor Relations—Corporate Governance,” and these documents are available in print to any stockholder upon request by writing to 1451 Route 34, Suite 303, Farmingdale, New Jersey 07727, Attention: Secretary. Information at or connected to our website is not and should not be considered a part of this Proxy Statement.
Committees of the Board
The Board has established three standing committees:
•	the Audit Committee;
•	the Compensation Committee; and
•	the Nominating and Corporate Governance Committee.
The members of these standing committees are appointed by and serve at the discretion of the Board.
Audit Committee
The current members of the Audit Committee are Mr. Mercer (Chairman), Mr. Murin and Ms. Cook. Each of these members has been determined to be “independent” within the meaning of the applicable standards of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, each of these members meets the financial literacy requirements for audit committee membership under the NYSE’s rules and the rules and regulations of the SEC. The Board has determined that each of Mr. Mercer and Mr. Murin is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. No member of the Audit Committee serves on the audit committee of more than three public companies.
The Audit Committee held seven meetings in 2022. The primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to: (i) the integrity of our financial statements and financial reporting process, our systems of internal accounting and financial controls and other financial information we provide; (ii) the performance of the internal audit services function; (iii) the annual independent audit of our financial statements and internal control over financial reporting, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) our compliance with legal and regulatory requirements, including our disclosure controls and procedures; and (v) the evaluation of risk assessment and risk management policies.
Compensation Committee
The members of the Compensation Committee are Ms. Cook (Chairman), Mr. Mercer and Mr. Murin. The Board has determined that each member of the Compensation Committee is “independent” within the meaning of the applicable standards of the NYSE for members of a compensation committee. Each member of the Compensation Committee qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.
The Compensation Committee held four meetings in 2022. The primary purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to the management agreement with our Manager and the compensation of our Manager, directors and executive officers and administration of our compensation plans, policies and programs, including but not limited to our 2013 Equity Incentive Plan (our “2013 Plan”). The Compensation Committee has overall responsibility for evaluating and recommending changes to our compensation plans, policies and programs and approving and recommending to the Board for its approval awards under, and amendments to, our 2013 Plan. The Compensation Committee may form and delegate authority to subcommittees comprised solely of independent directors or its chair when appropriate.
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are Mr. Murin (Chairman), Mr. Mercer and Ms. Cook. By virtue of his position of chairman of the Nominating and Corporate Governance Committee, Mr. Murin also serves as the lead independent director. The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable standards of the NYSE.
The Nominating and Corporate Governance Committee held four meetings in 2022. The primary purpose of the Nominating and Corporate Governance Committee is to assist the Board by: (i) identifying individuals qualified to become members of the Board, consistent with any guidelines and criteria approved by the Board; (ii) considering and recommending director nominees for the Board to select in connection with each annual meeting of stockholders; (iii) considering and recommending nominees for election to fill any vacancies on the Board and to address related matters; (iv) developing and recommending to the Board corporate governance guidelines applicable to us; (v) overseeing an annual evaluation of the Board’s and management’s performance; (vi) providing counsel to the Board with respect to the organization, function and composition of the Board and its committees; and (vii) overseeing corporate actions and disclosure, as is determined to be necessary and advisable, relating to material environmental, social and governance matters that may impact long-term performance and risk management strategies in anticipation of changing investor demands and regulatory requirements. The Nominating and Corporate Governance Committee is also in charge of reviewing and, where appropriate, approving transactions between us and Freedom Mortgage or its affiliates.
Board Leadership Structure
The Board has not established a fixed policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. As of the date of this Proxy Statement, the Board has not named a director to act as Chairman of the Board.

Risk Management Oversight
Management has implemented various risk management procedures regarding portfolio management, counterparty exposure and financial position that involve close consultation with individuals responsible for those areas. The Board uses its standing committees to monitor and address areas of risk within the scope of each committee’s expertise and as required by the charter of each committee. The Audit Committee oversees our enterprise risk management program, which includes, among other items, non-investment related risks such as strategic risk, operational risk, reputational risk and cybersecurity risk. In conducting this oversight, the Audit Committee reviews and discusses with management and our Manager’s risk and control personnel our policies and practices with respect to risk assessment and risk management for all non-investment risks identified by our Manager. The Audit Committee also specifically reviews and discusses with management, our independent auditor, and risk and control personnel the risks related to financial reporting and controls on at least a quarterly basis. Additionally, the Compensation Committee reviews and discusses with management the extent to which our compensation policies and practices create or mitigate risks for our company. In addition, the Nominating and Corporate Governance Committee recently assumed primary oversight for reviewing and discussing with management the extent to which our ESG policies and practices create or mitigate risks for our company. We believe that our leadership structure promotes effective Board oversight of risk management as the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are each comprised solely of independent directors. Each of the committees actively monitors our policies and practices with respect to risk assessment and risk management, and the independent directors are provided with the information necessary to evaluate significant risks and strategies for addressing these risks. In this regard, Mr. Lown, due to his service as a director of our company and as our President and Chief Executive Officer, plays a particularly important role by communicating with our independent directors and keeping them updated on the important aspects of our operations. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks as well as through regular reports directly from our executive officers responsible for management of particular risks to the Company.
Criteria and Procedures for Selection of Director Nominees
Although the Board retains ultimate responsibility for nominating individuals for election as directors, the Nominating and Corporate Governance Committee conducts the initial screening and evaluation process. As provided in our Corporate Governance Guidelines, director nominees, including those directors eligible to stand for re-election, are selected based on, among other things, the following factors:
•	requirements of applicable laws and NYSE listing standards, including independence;
•	the absence of material relationships with us;
•	strength of character;
•	diversity;
•	age;
•	skills; and
•	experience.
In conducting the screening and evaluation of potential director nominees, the Nominating and Corporate Governance Committee considers candidates recommended by directors and our management, as well as recommendations from our stockholders. Subject to the discretion of the Nominating and Corporate Governance Committee, we anticipate that any director candidates submitted to us by our stockholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as any other director candidate.
The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

We do not have a formal policy about diversity of Board membership, but the Nominating and Corporate Governance Committee will consider a broad range of factors when nominating individuals for election as directors, including differences of viewpoint, professional experience, education, skill, other personal qualities and attributes, race, gender and national origin. The Nominating and Corporate Governance Committee neither includes nor excludes any candidate from consideration solely based on the candidate’s diversity traits.
The Nominating and Corporate Governance Committee will consider appropriate nominees for directors whose names are submitted in writing by a stockholder. See “Other Information—Stockholder Proposals and Director Nominations for the 2023 Annual Meeting of Stockholders.”
Compensation Committee Interlocks and Insider Participation
The Compensation Committee consists of Ms. Cook (Chairman), Mr. Mercer and Mr. Murin. None of the members of the Compensation Committee are or have been an employee or officer of our company, our Manager or Freedom Mortgage, and none of such members has any relationship requiring disclosure by our company under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on the Board or Compensation Committee.
Communication with The Board
Stockholders and other interested parties who wish to communicate with our lead independent director or the Board may do so by writing to the Secretary of Cherry Hill Mortgage Investment Corporation, 1451 Route 34, Suite 303, Farmingdale, New Jersey 07727. The independent directors have directed our Secretary to act as their agent in processing any written communications received. All communications that relate to matters within the scope of the responsibilities of the Board and its standing committees will be forwarded to the lead independent director. Communications that relate to matters that are within the scope of the responsibilities of one of the Board’s standing committees also will be forwarded to the chairman of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the responsibilities of the Board will be sent to the appropriate member of management.

CORPORATE SOCIAL RESPONSIBILTY AND SUSTAINABILITY
Stockholder Engagement
The Board and management value the opportunity to engage with our stockholders so as to better understand and focus on the priorities that matter most to them, and to foster consistent and constructive dialogue. The feedback and insight from these meetings, in addition to emerging best practices, policies at other companies and other market standards, are considered and evaluated by the Board and management to enhance the evolution of our disclosures and practices.
We discuss our investment portfolio strategy, financial and operating performance, corporate governance, executive compensation, and various other matters integral to our business and our company, including relevant ESG issues such as diversity and inclusion.
The Board and management have engaged an outside ESG advisor and is in the process of evaluating the feedback and insights from these meetings, in addition to emerging best practices, policies at other companies and market standards.
Focus on Our Employees
As an externally managed REIT, our corporate responsibility focus is on our team of dedicated professionals. Through our “we’re all in” ethos, we are committed to building an inclusive, encouraging and respectful workplace that allows us to seamlessly meet our fiduciary commitments to our stockholders and successfully grow our company. We are committed to our team members’ growth and development, and instill a sense of ownership in our company by providing long-term equity incentives to all our employees. We rely on our Manager to provide the necessary personnel to conduct our investment operations that meet the standards of government-sponsored enterprises. In addition, medical and wellness benefits are made available to all of our team members.
Diversity and inclusion is integrated in everything we do. Currently, our team is comprised of 12 individuals, with women representing one-third of the overall team and key members of our team also being racially and ethnically diverse. We believe our management team’s intentional dedication to engage, train and motivate the personnel provided to us and to promote a diverse and inclusive culture has allowed us to retain the talent necessary to operate our company.
Our COVID-19 Response
The global pandemic has and continues to present the business community with unprecedented challenges, including negative impacts on the mortgage industry. Prior to March 2020, our team was already working with a cloud-based environment with established modes of communications and reliable connections. By the onset of the stay-at-home orders, we seamlessly transitioned the entirety of our team to remote working. With our “we’re all in” attitude, our team members supported one another to meet the goals of our company, while providing support and assistance to one another.
Our Business Conduct and Ethical Investment Practices
We adhere to a stringent Code of Business Conduct which covers, among other topics, compliance with applicable laws, the avoidance of conflicts of interest, and a strict prohibition against insider trading, discrimination and harassment. All of our employees are also subject to the Manager’s separate Code of Ethics to ensure we’re acting with integrity, transparency and accountability.
Our acquisition, investment and management portfolios are focused on mortgage servicing rights (MSRs), agency residential mortgage back securities (RMBS) and other residential mortgage assets that target the full spectrum of single-family residential homeowners from new to mature homeowners. The loans underlying our MSR portfolio are owned and/or securitized by Fannie Mae or Freddie Mac, and must conform to the lending standards of the government-sponsored enterprises. These standards include prohibitions against predatory lending practices, high-cost loans, prepayment penalties, as well as anti-discrimination and consumer protection compliance. We have limited information about the borrowers, such as their credit quality and location, and do not receive information about borrowers’ gender, race and/or ethnicity.

We conduct counterparty due diligence with a third-party that includes reviews of government audit reports and compliance with policies and procedures that address the following:
•	Equal Credit Opportunity Act/Regulation B;
•	Fair Credit Reporting Act;
•	Truth in Lending Act;
•	Real Estate Settlement Procedures Act;
•	Flood Disaster Protection Act; and
•	Record Retention.
Environmental Responsibility
We believe that being a good environmental and social citizen is not just the right thing to do from a moral perspective but the right thing to do for long-term value creation. We are committed to minimizing the overall environmental impact of our operations and strive to use our resources efficiently. With two small offices each of which is about 2500 square feet, our business operations have a relatively modest environmental footprint. Notwithstanding our small environmental footprint, we engage in various green initiatives to further minimize our environmental impact:
•	office cleaning conducted with green products;
•	single-stream recycling as well as recycling containers in all common areas;
•	motion sensor control lighting in certain areas;
•	RoHS-compliant printers with ENERGY STAR® qualification to restrict the use of hazardous materials and promote energy efficiency; and
•	reusable kitchen supplies.

DIRECTOR COMPENSATION
For 2022, each independent director was paid a cash retainer of $70,000. The cash retainer was paid in quarterly installments in arrears and accrued at an annual rate of $70,000. For 2022: (a) Mr. Mercer, the chairperson of the Audit Committee, was paid an additional cash retainer of $10,000, while Ms. Lowrie, the chairperson of the Compensation Committee, and Mr. Murin, the chairperson of the Nominating and Corporate Governance Committee, were each paid an additional cash retainer of $5,000; (b) Ms. Lowrie and Mr. Murin, as members of the Audit Committee, were each also paid an additional cash retainer of $2,500; and (c) Mr. Murin, our lead independent director, was paid an additional cash retainer of $10,000. Mr. Lown, our President and Chief Executive Officer, did not receive any cash or equity compensation for his service as a director.
On June 17, 2022, pursuant to our 2013 Plan, we granted each of our independent directors 11,147 restricted shares of common stock, which will become non-forfeitable on June 17, 2023.
No equity-based compensation was awarded to, earned by or paid to any of our directors in 2022 other than the restricted share awards described above and, with respect to Mr. Lown in his capacity as an executive officer, as described below under “Executive Compensation.”
We reimburse our independent directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance at in-person board and committee meetings.
We have entered into indemnification agreements with each of our current directors and intend to enter into indemnification agreements with each of our future directors. The indemnification agreements provide these directors the maximum indemnification permitted under Maryland law. The agreements provide, among other things, for the advancement of expenses and indemnification for liabilities which such person may incur by reason of his or her status as a present or former director of our company in any action or proceeding arising out of the performance of such person’s services as a present or former director of our company.
The table below describes the compensation earned by our directors other than Mr. Lown for 2022. Mr. Lown’s compensation is described below under “Executive Compensation”. On March 8, 2023, Sharon Lee Cook was appointed to the Board to serve out the term of Regina Lowrie who passed away on January 1, 2023. Ms. Cook was appointed to serve on the Audit, Compensation and Nominating and Corporate Governance Committees of the Board. She serves as the chair of the Compensation Committee. For 2023, Ms. Cook will participate in the same compensation programs as the other independent directors.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total Compensation
Regina M. Lowrie	$77,500	$70,003	$147,503
Robert C. Mercer, Jr.	$80,000	$70,003	$150,003
Joseph P. Murin	$87,500	$70,003	$157,503
(1)
Represents the aggregate grant date fair value of 11,147 restricted shares of common stock awarded to each of our three independent directors on June 17, 2022, pursuant to our 2013 Plan, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Management Agreement
We are a party to a management agreement with our Manager pursuant to which our Manager provides for the day-to-day management of our operations. Our Manager is an SEC-registered investment adviser. The management agreement requires our Manager to manage our business and affairs in conformity with the policies and investment guidelines approved and monitored by the Board. The current term of the management agreement expires on October 22, 2023 and will be automatically renewed for one-year terms thereafter unless we elect or our Manager elects not to renew the management agreement or the management agreement is terminated by either us or our Manager. Under certain circumstances, our Manager is entitled to receive a termination fee from us in an amount equal to three times the average annual management fee amount earned by our Manager during the two four-quarter periods ending as of the end of the most recently completed fiscal quarter prior to the effective date of termination or, in the case of non-renewal, the expiration of the term.
Our Manager, through its services agreement with Freedom Mortgage (in such capacity, the “Services Provider”), provides us with our officers and appropriate support personnel in order to deliver the management services called for under the management agreement. We reimburse our Manager for a portion of the salary and benefits paid to certain personnel provided to us, including our Chief Financial Officer (who also serves as our Treasurer and Secretary) based on agreed upon percentages. The amount of the salary and benefits reimbursed with respect to these officers is subject to the approval of the Compensation Committee, but the Compensation Committee does not determine the amount of cash compensation paid to any of our officers.
Under the management agreement, we pay our Manager an annual management fee. The management fee is payable quarterly in arrears in cash in the amount equal to 1.50% per annum of our stockholders’ equity, with stockholders’ equity being calculated, as of the end of any fiscal quarter, as (a) the sum of (1) the net proceeds from any issuances of our common stock or other equity securities issued by us or our operating partnership (without double counting) since our inception, plus (2) our and our operating partnership’s (without double counting) retained earnings calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we or our operating partnership have paid to repurchase shares of our common stock or other equity securities issued by us or our operating partnership since inception. For purposes of the management agreement, “stockholders’ equity” excludes (1) any unrealized gains, losses or other non-cash items that have impacted stockholders’ equity as reported in our financial statements prepared in accordance with GAAP, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above in each case, after discussions between our Manager and our independent directors and approval by a majority of our independent directors.
For the fiscal year ended December 31, 2022, we incurred approximately $6.1 million in management fees payable to our Manager pursuant to the management agreement. In addition, we reimbursed our Manager for approximately $510,000 of allocable expenses reimbursable by us under the management agreement, including the agreed upon portion of the salary and other benefits paid in 2022 to our Chief Financial Officer.
Our Manager is not entitled to receive any incentive fee under the management agreement, and no such incentive fee was paid to our Manager for the fiscal year ended December 31, 2022.
Our Manager’s sole member is the CHMM Blind Trust, a grantor trust established for the benefit of, but not controlled by, Mr. Middleman. Mr. Middleman is also the founder and sole voting stockholder of Freedom Mortgage. Accordingly, all management fee compensation paid by us to our Manager accrues to the benefit of Mr. Middleman as the beneficiary under the CHMM Blind Trust.
Our Manager is a party to a services agreement with the Services Provider, pursuant to which the Services Provider provides to our Manager personnel and payroll and benefits administration services as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. The management agreement between us and our Manager obligates our Manager to maintain the services agreement with the Services Provider. We are a named third-party beneficiary to the services agreement and, as a result, have, as a non-exclusive remedy, a direct right of action against the Services Provider in the event of any breach by our Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any breach by the Services Provider of its obligations under the services agreement. The services agreement had an initial term that expired in October 2014, and it is subject to renewal for successive annual periods by our Manager and the Services Provider. In addition, the services agreement will terminate upon the termination of the management agreement.
Indemnification Agreements
For information regarding indemnification agreements that we have entered into with our directors and executive officers, please see “Director Compensation.”
Related Party Transaction Policies
The Board has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, where the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the Audit Committee. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction. If we were to become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction would be referred to this committee, which would evaluate all options available, including ratification, revision or termination of such transaction. Our policy will require any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.
Any transaction between our company and the Services Provider or its affiliates requires the approval of the Nominating and Corporate Governance Committee, regardless of the dollar amount of the transaction.

EXECUTIVE OFFICERS
Set forth below are the names, positions and ages of our executive officers as of the date of this Proxy Statement:
Name	Position	Age
Jeffrey B. Lown II	President and Chief Executive Officer	59
Michael A. Hutchby	Chief Financial Officer, Treasurer and Secretary	45
Julian B. Evans	Chief Investment Officer	53
Biographical information with respect to Mr. Lown is set forth above under “Proposal No. 1: Election of Directors.” We have no executive officers other than the executive officers named above, all of whom are fully dedicated to our company and its business.
Michael Hutchby was appointed as our Chief Financial Officer, Treasurer and Secretary in June 2019. Mr. Hutchby served as the Company’s Controller from October 2013 to June 2019. Prior to joining the Company in 2013, Mr. Hutchby was Vice President, Capital Markets at Freedom Mortgage specializing in mergers and acquisitions, corporate development and capital raising. From 2011 to 2012, Mr. Hutchby worked at Sterne, Agee & Leach, where he was an investment banking senior associate in the Financial Institutions Group. From 2009 to 2011, Mr. Hutchby was a Vice President, M&A and Strategic Advisory at Madison Place Partners, Inc., an asset management consultancy specializing in mortgage related risk and servicing products. Prior to that, Mr. Hutchby held various positions at Bank of America Merrill Lynch, and Sungard Energy Systems. Mr. Hutchby has a B.A. in Economics from The Johns Hopkins University and an M.B.A. from the Stern School of Business at New York University.
Julian Evans has served as our Senior Trader and Portfolio Manager since our initial public offering in October 2013. In March 2016, Mr. Evans was appointed Chief Investment Officer. Mr. Evans has over 20 years of experience in the financial services industry with more than 17 years trading mortgage backed securities. Prior to joining our company, Mr. Evans was a Director at Deutsche Asset Management where he was head of the MBS Sector Team and Senior Portfolio Manager responsible for a platform of $25 billion of mortgage-backed securities. Prior to that, Mr. Evans was a Vice President at Times Square Capital Management, Inc. (formerly known as Cigna Investment Management), where he was head trader for all mortgage-related products and assisted in the management of an $11 billion portfolio of structured products. Mr. Evans obtained a Bachelor of Arts degree in Economics from Trinity College. He also holds a Master of Business Administration degree from the University of Michigan and is a certified financial analyst.

EXECUTIVE COMPENSATION
We are externally managed by our Manager. Each of our executive officers is supplied to us through our Manager. We rely completely on our Manager to provide us with investment advisory services. For 2022, our named executive officers were:
•	Mr. Lown, our President and Chief Executive Officer (our principal executive officer);
•	Mr. Hutchby, our Chief Financial Officer, Treasurer and Secretary (our principal financial and accounting officer); and
•	Mr. Evans, our Chief Investment Officer
We have no executive officers other than Messrs. Lown, Hutchby and Evans.
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the executive officers named in this Proxy Statement.
Executive Compensation Overview
We are externally managed by our Manager pursuant to a management agreement between our Manager and us. Our named executive officers and other key professionals are supplied to us through our Manager and its services agreement with, the Services Provider, which directly pays the cash compensation and benefits for all of our personnel, including our named executive officers. As an externally managed company, we utilize a hybrid approach to the compensation program for our named executive officers. Our Manager is obligated under the management agreement to pay or cause to be paid all cash compensation of our named executive officers. Our Manager does not have its own formal compensation program. The levels of cash compensation for our named executive officers, all of which are fixed rather than variable, are determined based on recommendations by Mr. Lown, as the President of our Manager, which are acknowledged and implemented by the Services Provider. The Compensation Committee does not determine the amount of cash compensation paid to our named executive officers. We reimburse our Manager for the cash compensation paid to our Chief Financial Officer.
In addition to the cash compensation that the Services Provider pays to our named executive officers, our named executive officers are eligible to receive equity incentive compensation. Equity compensation that we award to our named executive officers from time to time is determined by the Compensation Committee, which consists solely of independent directors, in accordance with our 2013 Plan. As described in more detail in the following sections, we believe that the terms of the management agreement and the utilization of our 2013 Plan effectively align the interests of our management with those of our stockholders.
At last year’s annual meeting, the non-binding say-on-pay advisory vote on the compensation of our named executive officers for 2021 was approved by approximately 86% of the shares represented and voted at the meeting. The Compensation Committee focuses more on the goals and performance of the company than the say-on-pay results in determining the appropriate level of LTIP Units to award to the named executive officers.
Compensation Philosophy
Our principal objective is to generate attractive current yields and risk-adjusted total returns for our stockholders over the long term, primarily through dividend distributions. Our Manager assists in our efforts to achieve this objective by selectively constructing and actively managing a portfolio of mortgage servicing assets and residential mortgage backed securities.
Our equity compensation program attempts to promote our principal objective by establishing short-term operational and strategic goals that align with the long-term interests of our stockholders. The goals covered capital, portfolio and operational risk control categories and included expansion of our company’s capital base through the issuance of equity as and when market conditions permit and growing the servicing portfolio by establishing one or more additional flow purchase programs. We have used long-term incentive partnership units (“LTIP Units”) under our 2013 Plan to provide the equity compensation for our named executive officers. LTIP Units are a special class of partnership interest in our operating partnership, Cherry Hill Operating Partnership, LP. LTIP Units, whether vested or not, receive a quarterly per unit distribution equal to the per-share distributions on shares of our common stock. As a result, we believe that LTIP Units are a useful instrument to foster this alignment, as they vest over a three-year period and receive the same dividends that holders of our common stock receive.
Cash and Other Compensation
We believe that our Manager uses payments made by us under the management agreement in part to pay for the services it receives under the services agreement, including the payroll and benefits received by our President and Chief Executive Officer and Chief Investment Officer. However, our Manager is not required to do so, and it is not required to provide us with information regarding the portion, if any, of the management fee so used. Our Manager itself has no formal compensation program. We do not pay or accrue any salaries to our named executive officers. However, under the management agreement, we reimburse our Manager for the cash compensation paid to our Chief Financial Officer, as reflected in the “Summary Compensation Table” below.
Based on conversations with the Manager, the aggregate compensation of our named executive officers that may reasonably be associated with their management of our company totaled approximately $2.6 million for 2022. This aggregate amount represents approximately 39% of the $6.6 million in total management fees and reimbursements paid by us to our Manager for 2022.
Equity-Based Compensation
The Compensation Committee is responsible for overseeing the equity incentive component of our compensation program and approves and recommends all equity awards granted pursuant to our 2013 Plan, which awards are then ratified by the Board.
The equity compensation paid to our named executive officers is designed to drive and reward corporate performance. We believe our equity compensation program reflects good governance practices and the best interests of our stockholders, while striving to meet the following core objectives:
•
Strengthen our Ability to Retain our Work Force — We are a specialized company operating in a highly competitive industry, and our continued success depends on retaining our talented executive team. Our equity compensation program is designed to attract and retain highly qualified executives whose abilities and expertise are critical to our long-term success and our competitive advantage. The LTIP Units awarded vest over a three-year period which is particularly important for the Compensation Committee since these individuals do not have employment contracts, and the Compensation Committee does not have control over the level of cash compensation received by these individuals.

•
Align Risk and Reward — We are committed to creating an environment that encourages increased profitability for our company without undue risk-taking. We strive to focus our executive officers’ decisions on goals that are consistent with our overall business strategy without threatening the long-term viability of our company.

•
Align Interests with Stockholders — We are committed to using our equity compensation program to focus our named executive officers’ attention on creating value for our stockholders. We believe that the use of LTIPs for our equity compensation program directly aligns the interests of our named executive officers with those of our stockholders since the LTIPs only receive payments if and to the extent dividends are paid on our common stock, and encourages our named executive officers to focus on creating long-term stockholder value.

Pursuant to our 2013 Plan, the Compensation Committee may grant equity awards in the form of LTIP Units, options, stock awards, stock appreciation rights, performance units, incentive awards or other equity-based awards to individuals performing services for us through our Manager. Although our 2013 Plan provides for the use of these types of instruments, we have used LTIP Units exclusively with our named executive officers.
Initially, LTIP Units do not have full parity with common units of limited partnership interest in our operating partnership (“OP Units”) with respect to liquidating distributions. Under the terms of the LTIP Units, our operating partnership revalues its assets upon the occurrence of certain specified events, and any increase in our operating partnership’s valuation from the time of grant until such event is allocated first to the holders of LTIP Units to equalize the capital accounts of such holders with the capital accounts of holders of OP Units.
Upon equalization of the capital accounts of the holders of LTIP Units with the holders of OP Units, the LTIP Units achieve full parity with the OP Units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP Units may be converted into an equal number of OP Units at any time, and thereafter are entitled to all the rights of OP Units, including the right to cause our operating partnership to redeem their OP Units for cash or, at our option, those OP Units may be purchased by us for shares of common stock on a one-for-one basis. However, there are circumstances under which such parity would not be reached.
The grant of LTIP Units does not trigger a tax event for either us or the recipient and limits the financial statement impact due to the three-year vesting feature. They also provide an immediate reward to the recipients because LTIP Units receive distributions as and when dividends are paid on our common stock, whether or not the LTIP Units have fully vested. This form of reward also creates an incentive that is fully aligned with that of our stockholders since distributions are only made if and to the extent holders of our common stock receive dividends.
We believe our compensation policies are particularly appropriate since we are an externally managed REIT. To qualify as a REIT for federal income tax purposes, regulations require us to distribute to our stockholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. As a result, we believe that our stockholders are principally interested in receiving attractive risk-adjusted dividends and stability in book value. Accordingly, we want to provide an incentive to our personnel that rewards success in achieving these goals and efforts to build the business over time. We believe that this alignment of interests provides an incentive to our personnel to implement strategies that will enhance our long-term performance and promote growth in dividends while preserving book value.
Effective January 10, 2023, the Compensation Committee and Board approved the grant of an aggregate amount of 43,700 LTIP Units under our 2013 Plan to our named executive officers, with Mr. Lown receiving 19,100 LTIP Units, Mr. Hutchby receiving 12,300 LTIP Units and Mr. Evans receiving 12,300 LTIP Units. In January 2022, the Compensation Committee and Board approved the grant of an aggregate amount of 28,500 LTIP Units under our 2013 Plan to our named executive officers, with Mr. Lown receiving 12,500 LTIP Units, Mr. Hutchby receiving 8,000 LTIP Units and Mr. Evans receiving 8,000 LTIP Units. LTIP Units are granted to our named executive officers in an effort to retain personnel who provide services to us through our Manager and in recognition of our overall development and the financial performance of the business during the year. Consistent with our compensation philosophy and objectives discussed above, the Compensation Committee considered a number of key company results and developments in determining whether it was appropriate to grant equity awards to our named executive officers for performance during the twelve months ended December 31, 2022, including that our company:
•
continued dividend payments throughout the year and delivered value to stockholders through total cash dividends of $1.08 per share of common stock in 2022, equivalent to an average dividend yield of 18.6%, while simultaneously maintaining throughout the year the amount of unrestricted cash held by the company at a level significantly greater than before the onset of the COVID-19 pandemic in the spring of 2020;

•
in anticipation of spread widening on RMBS assets that would accompany an imminent taper of purchasing by the U.S. Federal Reserve, began the process of selling down the RMBS portfolio, which in turn reduced risk and leverage and increased the amount of capital to be deployed when in a more attractive investment environment; and

•
demonstrated its commitment to the well-being of the personnel who provide services to us and their families through support of a 100% work-from-home policy through the height of the COVID-19 pandemic, transitioning back to an in-person environment in the third quarter of 2021, with a flexible work environment that enables our personnel to be productive contributors to our company through a work-from-home option.

When determining the number of LTIP Units granted to each of our named executive officers, the Compensation Committee took into account the factors described above, as well as the individual’s role and responsibility in attaining the results listed above, the individual’s expected and actual job performance, the individual’s ability to influence the outcome of our company’s future performance, the value of the award in retaining and motivating key personnel, and economic and market conditions generally. The Compensation Committee considered all of these factors in exercising its discretion to determine the equity awards granted to each named executive officer for his performance during the year ended December 31, 2022.
We have not in the past made equity awards on a fixed schedule to our named executive officers, and the Compensation Committee’s decision on whether to approve any equity awards in future periods will depend on a number of factors, including our company’s performance, market trends and practices, expense implications, tax efficiencies or other considerations in the Compensation Committee’s sole discretion.
Role of Named Executive Officers in Equity-Based Compensation Decisions
The Compensation Committee makes all equity-based compensation decisions related to our named executive officers. The Compensation Committee receives input from Mr. Lown, our President and Chief Executive Officer, regarding the equity compensation and performance of named executive officers other than himself, including recommendations as to the equity compensation levels that he believes are commensurate with an individual’s job performance, skills, experience, qualifications, criticality to our company, as well as with our compensation philosophy, external market data and considerations of internal equity. Mr. Lown regularly attends meetings of the Compensation Committee, except when the Compensation Committee is meeting in executive session or when his own equity compensation arrangements are being considered. The Compensation Committee communicates its views and decisions regarding equity compensation arrangements for our named executive officers to Mr. Lown, who is generally responsible for implementing such arrangements.
Compensation Policies and Practices as They Relate to Risk Management
The management fee under the management agreement is calculated based on a fixed percentage of stockholders’ equity, as adjusted and defined in that agreement, and is payable quarterly in arrears. Calculation of the management fee is not dependent upon our financial performance or the performance of our named executive officers. Thus, the management fee does not create an incentive for our management to take excessive or unnecessary risks. Specifically, the use of stockholders’ equity to calculate the management fee does not result in leveraged pay-out curves, steep pay-out cliffs, or set unreasonable goals and thresholds, each of which can promote excessive and unnecessary risks. Our independent directors are provided with the management fees and expenses each quarter, providing a check upon any improper effort by our Manager to increase compensation payments indirectly via the pass-through of costs. We will continue to have certain costs allocated to us by our Manager for compensation, data services and proprietary technology and other costs, but most expenses we incur with third-party vendors are paid directly by us. The management fee itself cannot be increased or revised without the approval of our independent directors.
We believe this management fee is not likely to create risks that are reasonably likely to have a material adverse effect on us. We have designed the incentives and rewards related to grants of LTIP Units under our 2013 Plan, as such policies and practices relate to or affect risk taking on our behalf, in a manner that we believe will not cause our named executive officers provided to us through our Manager to seek to make higher risk investments. We have designed the equity compensation portion of the compensation program in an attempt to align the efforts of our personnel to meet specified short-term and strategic goals with the long-term best interests of our stockholders.

Compensation Committee Report
In accordance with and to the extent permitted by applicable law or regulation, the information contained in this Compensation Committee Report is not “soliciting material,” is not deemed to be “filed” with the SEC and is not to be incorporated by reference into any future filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Submitted By the Compensation Committee:
Sharon L. Cook, Chair
Joseph P. Murin
Robert C. Mercer, Jr.

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the past three fiscal years.
Name	Year	Salary(1)	Stock Awards(2)	Total
Jeffrey B. Lown II President and Chief Executive Officer (Principal Executive Officer)	2022	__	$105,000	$105,000
	2021	__	__	__
	2020	__	$109,125	$109,125

Michael A. Hutchby Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	2022	$510,000	$67,200	$577,200
	2021	$450,000	$61,670	$511,670
	2020	$425,000	$69,113	$494,113

Julian B. Evans Chief Investment Officer	2022	__	$67,200	$67,200
	2021	__	$59,908	$59,908
	2020	__	$69,113	$69,113
(1)	Amounts in this column represent our allocable share of the salary and other benefits paid to Mr. Hutchby through our Manager and reimbursed by us to our Manager based upon an agreed upon percentage.
(2)
Effective January 3, 2022, (a) Mr. Lown was granted 12,500 LTIP Units, (b) Mr. Hutchby was granted 8,000 LTIP Units and (c) Mr. Evans was granted 8,000 LTIP Units. These LTIP Units were granted pursuant to our 2013 Plan and vest ratably over a three-year period beginning on the one-year anniversary of the grant date, subject to continued employment. With respect to the LTIP Units, the dollar amounts indicated in the table under “Stock Awards” represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information regarding the valuation of LTIP Units, see Note 6 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Grants of Plan-Based Awards
The following table summarizes each equity award granted to our named executive officers pursuant to our 2013 Plan during the fiscal year ended December 31, 2022:
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock and Option Awards(2)
Jeffrey B. Lown II	1/3/2022	12,500	$105,000
Michael A. Hutchby	1/3/2022	8,000	$67,200
Julian B. Evans	1/3/2022	8,000	$67,200
(1)
See also “Summary Compensation Table” above. The LTIP Units were granted pursuant to our 2013 Plan and will vest in three equal annual installments beginning on the first anniversary of the grant date, so long as the named executive officer remains employed and complies with the terms and conditions of his LTIP Unit award agreement.

(2)
The amounts in this column represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information regarding the valuation of LTIP Units, see Note 6 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
The LTIP Units described above were granted to our named executive officers pursuant to the 2013 Plan. Our Manager, our operating partnership and Freedom Mortgage are not eligible to participate in the 2013 Plan because participation in the 2013 Plan is limited to individuals.
The 2013 Plan is administered by the Compensation Committee, except that the 2013 Plan will be administered by the Board with respect to awards made to directors who are not employees. Our officers, employees and directors and the officers and employees of our affiliates are eligible to participate in the 2013 Plan. In addition, individuals who provide services to us or an affiliate through our Manager are eligible to receive awards under the 2013 Plan.

The 2013 Plan is scheduled by its terms to expire in October 2023. We are asking our stockholders to approve the adoption of the 2023 Plan at the Annual Meeting. On April 20, 2023, the Board adopted the 2023 Plan subject to stockholder approval. If stockholders approve the adoption of the 2023 Plan at the Annual Meeting, the 2023 Plan will replace the 2013 Plan, the 2023 Plan will become effective on June 15, 2023 and no new awards will be granted under the 2013 Plan. For more information, see “Proposal No. 4: Approval of the Cherry Hill Mortgage Investment Corporation 2023 Equity Incentive Plan.”
Outstanding Equity Awards at December 31, 2022
The following table sets forth information concerning equity incentive plan awards for each of our named executive officers outstanding at December 31, 2022.
Name	Number of Shares That Have Not Vested(1)	Market Value of Share That Have Not Vested(2)
Jeffrey B. Lown II	15,000	$87,000
Michael A. Hutchby	14,248	$82,638
Julian B. Evans	14,115	$81,867
(1)
Represents shares of common stock underlying unvested LTIP Units granted to our named executive officers pursuant to our 2013 Plan. The LTIP Units will vest ratably over the three-year period beginning on the one-year anniversary of the grant date, subject to continued employment. Vesting dates of these shares are January 2, 2023, January 3, 2023, January 4, 2023, January 3, 2024, January 4, 2024 and January 3, 2025.

(2)
Pursuant to SEC rules, for purposes of this table the market value per share of common stock underlying unvested LTIP Units is assumed to be $5.80, which was the closing market price per share of our common stock on December 31, 2022.

Name	Number of Shares Acquired on Vesting(1)	Value Realized in Vesting
Jeffrey B. Lown II	6,500	$54,600
Michael A. Hutchby	5,917	$49,630
Julian B. Evans	6,917	$54,672
(1)
This number represents the vesting during 2022 of previously granted service-based LTIP Units. An individual, upon the vesting of an equity award, does not receive cash equal to the amount contained in the Value Realized on Vesting column of this table. Instead, the amounts contained in the Value Realized on Vesting column reflect the market value of our common stock on the applicable vesting date. For purposes of this table, it is assumed that one LTIP Unit represents the economic equivalent of one share of Common Stock. The LTIP Units do not realize their full economic value until certain conditions are met as described in this proxy statement under the caption “—Compensation Discussion and Analysis—Equity-Based Compensation.”

Pension Benefits and Nonqualified Deferred Compensation
We do not provide any of our named executive officers with pension benefits or nonqualified deferred compensation.
Potential Payments Upon Termination or Change in Control
We do not have any employment agreements with any of our named executive officers and are not obligated to make any payments to them upon termination of employment. None of our named executive officers have the right to receive severance payments from us, and we are not required to make payments to any named executive officer upon a change of control of our company. However, all LTIP Units granted pursuant to our 2013 Plan vest immediately upon a change of control if the recipient of such LTIP Units is still performing services for us at the time of such change of control. The value, based on the closing price of our common stock on December 31, 2022, as reported by the NYSE of the LTIP Units held by our named executive officers as of December 31, 2022 that would be accelerated assuming a change in control was approximately $1.0 million of which approximately $475,000, $255,000 and $302,000 would be allocated to Messrs. Lown, Hutchby and Evans, respectively.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the information below regarding the relationship between executive compensation and our financial performance for each of 2021 and 2022. The table below summarizes the (i) compensation values reported in the Summary Compensation Table for our President and Chief Executive Officer and average for our other Named Executive Officers excluding the Chief Operating Officer as compared to the “Compensation Actually Paid,” calculated pursuant to the applicable rules and (ii) our financial performance for the years ended December 31, 2022 and 2021.
Year	Summary Compensation Total for Chief Executive Officer(1)	Compensation Actually Paid to Chief Executive Officer(2)	Average Summary Compensation Table Total for Named Executive Officers Excluding Chief Executive Officer(3)	Average Compensation Actually Paid to Named Executive Officers Excluding Chief Executive Officer(2)(3)	Total Shareholder Return(4)	Net Income(5)
2022	$105,000	$67,170	$322,200	$286,871	$84.75	$22,189,000
2021	__	($6,178)	$285,789	$278,052	$101.61	$12,530,000
(1)
For each of the years included above, our Chief Executive Officer was Jeffrey B. Lown II. We are an externally managed Company and did not pay any cash compensation to Mr. Lown, accordingly, compensation information for Mr. Lown is limited to stock awards.

(2)
As required by Item 402(v) of Regulation S-K, reconciliation tables illustrating the calculation of Compensation Actually Paid are presented under “Pay versus Performance Supplemental Information – Reconciliation of Summary Compensation to Compensation Actually Paid” immediately below.

(3)
Individuals comprising our Named Executive Officers excluding Chief Executive Officer are Michael A. Hutchby and Julian B. Evans. Compensation information for our Named Executive Officers excluding Chief Executive Officer includes stock awards and our allocable share of the salary and other benefits paid to Mr. Hutchby through our Manager and reimbursed by us to our Manager based upon an agreed upon percentage.

(4)	Total Shareholder Return assumes $100 invested at December 31, 2020 in our common stock and the reinvestment of dividends.
(5)	Represents GAAP net income before allocation to noncontrolling interests as reported in our Annual Report on Form 10-K for the year ended December 31, 2022.
Pay versus Performance Supplemental Information – Reconciliation of Summary Compensation to Compensation Actually Paid
“Compensation actually paid” represents totals from the Summary Compensation Table above, adjusted for certain items as detailed in the following table for the years ended December 31, 2021 and 2022:
Adjustments to Summary Compensation Tables to Determine Compensation Actually Paid to Chief Executive Officer	2021	2022
Reported Summary Compensation Table for Chief Executive Officer	__	$105,000
Deduction of Amounts Reported under the “Stock Awards” column in the Summary Compensation Table	__	($105,000)
Equity Award Adjustments
Year End Fair Value of Unvested Equity Awards Granted in the Covered Year	__	$72,500
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	($7,830)	($6,175)
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year	$1,652	$845
Compensation Actually Paid to Chief Executive Officer	($6,178)	$67,170

Adjustments to Summary Compensation Tables to Determine Average Compensation Actually Paid to Named Executive Officers Excluding Chief Executive Officer	2021	2022
Average Reported Summary Compensation Table for Named Executive Officers Excluding Chief Executive Officer	$285,789	$322,200
Deduction of Average Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	($60,789)	($67,200)
Equity Award Adjustments
Average Year End Fair Value of Unvested Equity Awards Granted in the Covered Year	$57,063	$46,400
Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	($4,784)	($15,268)
Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year	$773	$739
Average Compensation Actually Paid to Named Executive Officers Excluding Chief Executive Officer	$278,052	$286,871
Relationship Between “Compensation Actually Paid” and Performance Measures
The graph below illustrates the relationship of “compensation actually paid” to our Chief Executive Officer and Named Executive Officers excluding Chief Executive Officer to total shareholder return.

The graph below illustrates the relationship of “compensation actually paid” to our Chief Executive Officer and Named Executive Officers excluding Chief Executive Officer to net income (loss).

CEO PAY RATIO DISCLOSURE
The SEC has issued final rules implementing the provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) that require U.S. publicly-traded companies to disclose the ratio of their chief executive officer’s compensation to that of their median employee. As noted above, our President and Chief Executive Officer does not receive any direct cash compensation or benefits from us, and we do not reimburse our Manager for the cash compensation and benefits paid to Mr. Lown. Because we do not pay, or provide reimbursement for, any direct cash compensation to Mr. Lown and we have no employees, we are not able to calculate and provide a ratio of the median employee’s annual total compensation to the total annual compensation of Mr. Lown.

PROPOSAL NO. 2:
APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act and Section 951 of the Dodd-Frank Act, we are providing stockholders with an opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay vote.”
As described under “Executive Compensation — Compensation Discussion and Analysis” above, we are externally managed and advised by our Manager. We do not have any agreements with our named executive officers with respect to their cash compensation and do not intend to directly pay any cash compensation to them. We believe that our Manager uses payments made by us under the management agreement in part to pay for the services it receives under the services agreement, including payroll and benefits services received by our named executive officers. However, our Manager is not required to do so, and it is not required to provide us with information regarding the portion, if any, of the management fee so used. Our named executive officers also receive equity awards granted by the Compensation Committee.
We do not determine the amount of the cash compensation payable by our Manager to our named executive officers. Our Manager does not itself have a formal compensation program; rather the cash compensation earned by our named executive officers, all of which is fixed, is determined based on recommendations from Mr. Lown, as the President of our Manager which are acknowledged and implemented by the Services Provider. Our named executive officers may choose to participate in the employee benefit plans offered by the Services Provider.
This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. This vote is not intended to address any specific item of the compensation and is not a vote on our general compensation policies, compensation of the Board or our compensation policies as they relate to risk management. For the reasons discussed above, we are asking our stockholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the virtual Annual Meeting:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, compensation tables and any related narrative discussion disclosed in this Proxy Statement), is hereby approved.”
The say-on-pay vote is advisory only, and therefore it will not bind us or the Board. The Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.
The Board recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

AUDIT COMMITTEE REPORT
The members of the Audit Committee are Mr. Mercer (Chairman), Mr. Murin and Ms. Cook.
Each of the members of the Audit Committee has been determined to be “independent” within the meaning of the applicable standards of the NYSE and Rule 10A-3 of the Exchange Act. In addition, each of these members meets the financial literacy requirements for audit committee membership under the NYSE’s rules and the rules and regulations of the SEC. The Board has determined that each of Mr. Mercer and Mr. Murin is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. No member of the Audit Committee serves on the audit committee of more than three public companies. The Board has adopted, and annually reviews, the charter of the Audit Committee, which sets forth the Audit Committee’s responsibilities and how it carries out those responsibilities.
The Audit Committee oversees our company’s financial reporting process on behalf of the Board, in accordance with the charter of the Audit Committee. Pursuant to its charter, the primary purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to: (i) the integrity of the company’s financial statements and financial reporting process, our systems of internal accounting and financial controls and other financial information we provide; (ii) the performance of the internal audit services function; (iii) the annual independent audit of our financial statements and internal control over financial reporting, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) our compliance with legal and regulatory requirements, including our disclosure controls and procedures; and (v) the evaluation of risk assessment and risk management policies. Our registered independent public accounting firm, EY, is responsible for expressing an opinion on (a) the conformity of our company’s audited financial statements with generally accepted accounting principles and (b) our company’s maintenance of internal control over financial reporting based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework).
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and EY the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and discussed with management and EY the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management and EY the EY report on our internal controls over financial reporting set forth in our Annual Report on Form 10-K for the year ended December 31, 2022. In addition, the Audit Committee has discussed with EY the critical accounting matter included in their report as well as the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence. In addition, the Audit Committee has evaluated and concluded the non-audit services provided by EY to our company comply with SEC independence rules.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the registered independent public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that EY is in fact “independent.”

Submitted by the Audit Committee:
Robert C. Mercer, Jr. (Chair),
Joseph P. Murin
Sharon L. Cook
Use of Audit Committee Report
In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Audit Committee Report is not “soliciting material,” is not deemed to be “filed” with the SEC and is not to be incorporated by reference into any future filing under the Securities Act or under the Exchange Act.

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF EY
On March 9, 2023, the Audit Committee selected the accounting firm of EY to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although current laws, rules and regulations, as well as the Audit Committee charter, require our independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of EY for ratification by stockholders as a matter of good corporate practice. EY has served as our independent registered public accounting firm since 2012, prior to our company’s initial public offering.
A representative of EY is expected to be present at the virtual Annual Meeting and will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
The Board recommends that you vote FOR Proposal No. 3.
Fee Disclosure
The following is a summary of the fees billed to us by EY for professional services rendered for the years ended December 31, 2021 and 2022.
	Year Ended December 31,
	2021	2022
Audit Fees	$965,500	$1,020,000
Audit-Related Fees	—	—
Tax Fees	$157,695	$160,000
All Other Fees	—	—
Total	$1,123,195	$1,180,000
Audit Fees
“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of the financial statements and internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, and review of the interim consolidated financial statements, review of registration statements and the preparation of comfort letters and services that are normally provided by accountants in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
“Audit-Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees.”
Tax Fees
“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.
All Other Fees
“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” There were no such fees in 2021 or 2022.
Pre-Approval Policy
All audit-related, tax and other services provided to us are reviewed and pre-approved by the Audit Committee. The Audit Committee has approved a routine on-call tax advisory services arrangement with EY to provide for ready responses to tax issues from time to time. The engagement provides that no project may exceed $25,000, and the aggregate of all projects may not exceed $100,000 without the further approval of the Audit Committee. The Audit Committee concluded that the provision of such services by EY in 2022 and 2021 was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. All of the fees paid to EY in 2022 that are described above were approved by the Audit Committee.
The Audit Committee has considered whether, and has determined that, the provision by EY of the services described under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining EY’s independence from management and our company.

PROPOSAL NO. 4: APPROVAL OF 2023 EQUITY INCENTIVE PLAN
We are asking our stockholders to approve the adoption of the Cherry Hill Mortgage Investment Corporation 2023 Equity Incentive Plan, or the 2023 Plan. On April 20, 2023, the Board adopted the 2023 Plan subject to stockholder approval. If stockholders approve the adoption of the 2023 Plan at the Annual Meeting, the 2023 Plan will replace our existing 2013 Plan, the 2023 Plan will become effective on June 15, 2023 and no new awards will be granted under the 2013 Plan.
The 2013 Plan is scheduled by its terms to expire in October 2023. The Board believes that having an equity incentive plan in place is critical to our ability to attract, retain and motivate independent directors and executive officers and to allow our Manager and its affiliates to attract and retain investment professionals who provide services to us. We also believe that having an equity incentive plan in place is critical to our ability to use equity compensation to align the interests of these individuals with the interests of our stockholders. By approving the adoption of the 2023 Plan, stockholders will allow us to continue using equity awards for these purposes.
Highlights of the 2023 Plan include:
•
No Liberal Share Counting. No “liberal share counting” provisions – i.e., the ability to re-use shares tendered or surrendered to pay the exercise price or tax obligation of grants or the “net counting” of shares for exercises of stock options or stock appreciation rights (“SARs”). The only share re-use provisions are for awards that are cancelled or forfeited or for awards settled in cash.

•
No Single-Trigger Acceleration, “Liberal” Change in Control Definition, or Excise Tax Gross-ups. No automatic acceleration and vesting of awards in connection with a change in control of the Company. The 2023 Plan also does not include a “liberal” change in control definition, or provide change in control excise tax gross-ups.

•	No Discounted Awards. Awards that have an exercise price or base value cannot be granted with an exercise price or base value less than the fair market value on the grant date.
•	No Evergreen Provision. No evergreen feature under which the shares authorized for issuance under the 2023 Plan can be automatically replenished.
•	No Repricing of Stock Options or SARS. No repricing of options or SARs or the exchange of underwater options or SARs for cash or other awards without stockholder approval.
•	Limitation on Terms of Stock Options and SARs. The maximum term of each stock option and SAR is ten years.
The Board unanimously recommends a vote “FOR” the approval of the adoption of the 2023 Plan.
A summary of the 2023 Plan appears below and is qualified in its entirety by the full text of the 2023 Plan, a copy of which is attached to this Proxy Statement as Appendix A.
General
On April 20, 2023, the Board adopted the 2023 Plan subject to stockholder approval at the Annual Meeting. The 2023 Plan permits us to provide equity-based compensation in the form of options to purchase shares of our common stock, stock awards, SARs, performance units, incentive awards and other equity-based awards (including LTIP units). The 2023 Plan is intended to replace the 2013 Plan, under which no further awards can be made. Currently outstanding awards granted under the 2013 Plan will remain effective in accordance with their terms. If the 2023 Plan is not approved by stockholders, the 2023 Plan will not become effective.
Purpose of the 2023 Plan
The Board believes the 2023 Plan will allow us to attract and retain independent directors, executive officers and other service providers, including employees of our Manager and its affiliates who provide services to us, and align the interests of these individuals with the interests of our stockholders. The 2023 Plan has been designed to achieve this purpose through the grant of equity-based compensation in the form of options to purchase shares of our common stock, stock awards, SARs, performance units, incentive awards and other equity-based awards (including LTIP units). These awards are intended to serve as an incentive for independent directors, executive officers and other service providers to provide us with effective service and high levels of performance.
Description of the 2023 Plan
The following is a summary of the principal features of the 2023 Plan. The summary, however, does not purport to be a complete description of all provisions of the 2023 Plan. A copy of the 2023 Plan is attached as Appendix A to this Proxy Statement and stockholders should refer to Appendix A for a more complete description of the 2023 Plan.
Administration
The 2023 Plan is administered by the Compensation Committee, except that the 2023 Plan is administered by the Board with respect to awards made to directors who are not employees of our company or our Manager or its affiliates. We use the term “administrator” to refer to the Compensation Committee or the Board, as applicable. The administrator approves all terms of awards under the 2023 Plan. The administrator also approves who will receive grants under the 2023 Plan and the number of shares of our common stock subject to each grant.
Eligibility
Any employee of our company or our affiliates and any member of the Board is eligible to participate in the 2023 Plan. In addition, any other individual who provides significant services to us or an affiliate (including an individual who provides services to us or an affiliate by virtue of employment with, or providing services to, our Manager or our operating partnership) is eligible to participate in the 2023 Plan if the administrator, in its sole discretion, determines that the participation of such individual is in our best interest.
Share Authorization
The maximum aggregate number of shares of common stock issuable pursuant to the 2023 Plan pursuant to the exercise of options and SARs, the grant of stock awards or other equity-based awards (including LTIP units) and the settlement of incentive awards and performance units is equal to 2,830,000 shares. Other equity-based awards that are LTIP units will reduce the maximum aggregate number of shares of common stock issuable pursuant to the 2023 Plan on a one-for-one basis—that is, each such LTIP unit will be treated as an award of common stock; provided, however, for the avoidance of doubt, the conversion of any such LTIP units at a later date into a share of common stock will not count as an award of common stock under the 2023 Plan for purposes of determining the aggregate limit to avoid any double counting of the same award.
In connection with stock splits, dividends, recapitalizations and certain other events, the Board will make equitable adjustments that it deems appropriate in the aggregate number of shares of common stock issuable pursuant to the 2023 Plan and the terms of outstanding awards.
If any options or stock appreciation rights terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised or are paid in cash without delivery of common stock or if any stock awards, performance units or other equity-based awards (including LTIP units) are forfeited, the shares of common stock subject to such awards will again be available for purposes of the 2023 Plan. Shares of common stock tendered or withheld to satisfy the exercise price or for tax withholding are not available for future grants under the 2023 Plan.
Awards Under the 2023 Plan
Options. The 2023 Plan authorizes the grant of stock options that do not qualify as incentive stock options (under Section 422 of the Code). The exercise price of each option will be determined by the administrator, provided that the price cannot be less than 100% of the fair market value of our common stock on the date on which the option is granted. Except for adjustments to equitably reflect stock splits, stock dividends or similar events, the exercise price of an outstanding option may not be reduced without the approval of stockholders. In addition, no payment may be made in cancellation of an option without the approval of stockholders if, on the date of cancellation, the option price per share exceeds the fair market value of our common stock. The exercise price for any option is generally payable (1) in cash, (2) by certified check, (3) by the surrender of shares of our common stock (including shares of common stock that would otherwise be delivered on exercise of the option) with an aggregate fair market value on the date on which the option is exercised equal to the exercise price, (4) by attestation of ownership of common stock, (5) by a broker-assisted cashless exercise or (6) in such form or manner acceptable to the administrator. The term of an option cannot exceed ten years from the date of grant.
SARs. The 2023 Plan authorizes the grant of SARs. A SAR provides the recipient with the right to receive, upon exercise of the SAR, cash, shares of our common stock or a combination of the two. The amount that the recipient will receive upon exercise of the SAR generally will equal the excess of the fair market value of the shares of our common stock on the date of exercise over the shares’ fair market value on the date of grant (the initial value). SARs become exercisable in accordance with terms determined by the administrator. SARs may be granted in tandem with an option grant or as independent grants. The term of a SAR cannot exceed ten years from the date of grant. Except for adjustments to equitably reflect stock splits, stock dividends or similar events, the exercise price of an outstanding SAR may not be reduced without the approval of stockholders. In addition, no payment may be made in cancellation of a SAR without the approval of stockholders, if on the cancellation date, the initial value exceeds fair market value.
Stock Awards. The 2023 Plan also provides for the grant of stock awards. A stock award is an award of shares of our common stock that may be subject to restrictions on transfer and other restrictions as the administrator determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in instalments or otherwise, as the administrator may determine. A participant who receives a stock award has all of the rights of a stockholder as to those shares, including, without limitation, voting rights and rights to receive distributions. However, dividends payable on shares of common stock subject to a stock award that does not become transferable and nonforfeitable solely on account of continued employment or service will be distributed only when, and to the extent that, the underlying stock award is nonforfeitable and transferable and the administrator may provide that such dividends will be deemed to have been reinvested in additional shares of our common stock. During the period, if any, when stock awards are non-transferable or forfeitable, a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of his or her stock award shares.
Performance Units. The 2023 Plan also authorizes the grant of performance units. Performance units represent the participant’s right to receive an amount, based on the value of a specified number of shares of our common stock, if performance goals established by the administrator are met. The administrator will determine the applicable performance period, the performance goals and such other conditions that apply to the performance unit. Performance goals may relate to our financial performance or the financial performance of our operating partnership, the participant’s performance or such other criteria determined by the administrator. If the performance goals are met, performance units will be paid in cash, shares of our common stock, other securities or property or a combination thereof.
Incentive Awards. The 2023 Plan also authorizes the administrator to make incentive awards. An incentive award entitles the participant to receive a payment if certain requirements are met. The administrator will establish the requirements that must be met before an incentive award is earned and the requirements may be stated with reference to one or more performance measures or criteria prescribed by the administrator. A performance goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index and may be adjusted for unusual or non-recurring events, changes in applicable tax laws or accounting principles. An incentive award that is earned will be settled in a single payment which may be in cash, common stock or a combination of cash and common stock.
Other Equity-Based Awards (Including LTIP Units). The administrator may grant other types of stock-based awards as other equity-based awards under the 2023 Plan, including LTIP units. Other equity-based awards are payable in cash, shares of our common stock or shares or units of such other equity, or a combination thereof, as determined by the administrator. The terms and conditions of other equity-based awards are determined by the administrator.
LTIP units are a special class of partnership interest in our operating partnership. Each LTIP unit awarded will be deemed equivalent to an award of one share of our common stock under the 2023 Plan, reducing the plan’s share authorization for other awards on a one-for-one basis; provided, however, for the avoidance of doubt, the conversion of any such LTIP units at a later date into a share of common stock will not count as an award of common stock under the 2023 Plan for purposes of determining the aggregate limit to avoid any double counting of the same award. We will not receive a tax deduction for the value of any LTIP units granted to our employees. The vesting period for any LTIP units, if any, will be determined by the administrator at the time of issuance. LTIP units, whether vested or not, will receive the same quarterly per unit distributions as our operating partnership’s common units of limited partnership interest, which distributions will generally equal per-share distributions on shares of our common stock. This treatment with respect to quarterly distributions is similar to the expected treatment of our stock awards, which will generally receive full dividends whether vested or not. Initially, LTIP units will not have full parity with our operating partnership’s common units with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in our operating partnership’s valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of holders of our operating partnership’s common units. Upon equalization of the capital accounts of the holders of LTIP units with the other holders of common units, the LTIP units will achieve full parity with the common units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of common units at any time, and thereafter enjoy all the rights of common units, which are described in our operating partnership’s partnership agreement. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a holder of LTIP units will realize for a given number of vested LTIP units will be less than the value of an equal number of shares of our common stock.
Dividend Equivalents. The administrator may grant dividend equivalents in connection with the grant of performance units and other equity-based awards. Dividend equivalents may be paid currently or accrued as contingent cash obligations (in which case they may be deemed to have been reinvested in shares of our common stock or otherwise reinvested) and may be payable in cash, shares of our common stock or other property or a combination of the two. The administrator will determine the terms of any dividend equivalents. Dividend equivalents payable with respect to any award that does not vest or become exercisable solely on account of continued employment or service will be distributed only when, and to the extent, the underlying award is vested or earned.
Minimum Vesting Requirements
Any Awards granted under the 2023 Plan under any award may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant except (i) with regard to death, disability, involuntary termination of employment and/or change of control, and (ii) up to 5% of the aggregate number of shares authorized for issuance under the 2023 Plan may be issued pursuant to awards subject to any, or no, vesting conditions, as the administrator determines appropriate.
Change in Control
If we experience a change in control, the administrator may, at its discretion, provide that outstanding options, stock appreciation rights, stock awards, performance units, incentive awards or other equity-based awards that are not exercised prior to the change in control will be assumed by the surviving entity, or will be replaced by a comparable substitute award of substantially equal value granted by the surviving entity. The administrator may also provide that outstanding options and stock appreciation rights will be fully exercisable upon the change in control, restrictions and conditions on outstanding stock awards will lapse upon the change in control and performance units, incentive awards or other equity-based awards will become earned and nonforfeitable in their entirety. The administrator may also provide that participants must surrender their outstanding options and SARs, stock awards, performance units, incentive awards and other equity-based awards in exchange for a payment, in cash or shares of our common stock or other securities or consideration received by stockholders in the change in control transaction, equal to the value received by stockholders in the change in control transaction or the entire amount that can be paid under the incentive award (or, in the case of options and SARs, the amount by which that transaction value exceeds the exercise price or initial value).
In summary, a change of control under the 2023 Plan occurs if: (1) a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of the outstanding shares of our common stock on a fully diluted basis or the total combined voting power of our outstanding securities; (2) there occurs a merger, consolidation, reorganization or business combination, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent; (3) we sell or dispose of all or substantially all of our assets; or (4) incumbent directors cease to be a majority of our board of directors.
The Code has special rules that apply to “parachute payments” (i.e., compensation or benefits the payment of which is contingent upon a change in control). If certain individuals receive parachute payments in excess of a safe harbor amount prescribed by the Code, the payor is denied a federal income tax deduction for a portion of the payments, and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.
If we experience a change in control, benefits provided under the 2023 Plan could be treated as parachute payments. In that event, the 2023 Plan provides that the plan benefits, and all other parachute payments provided under other plans and agreements, will be reduced to the safe harbor amount (i.e., the maximum amount that may be paid without excise tax liability or loss of deduction, if the reduction allows the recipient to receive greater after-tax benefits). The benefits under the 2023 Plan and other plans and agreements will not be reduced, however, if the recipient will receive greater after-tax benefits (taking into account the 20% excise tax payable by the recipient) by receiving the total benefits. The 2023 Plan also provides that these provisions do not apply to a participant who has an agreement with us providing that the individual is entitled to indemnification or other payment from us for the 20% excise tax.
Amendment; Termination
The Board may amend or terminate the 2023 Plan at any time, provided that no amendment may adversely impair the rights of participants under outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve any amendment that materially increases the benefits accruing to participants under the 2023 Plan, materially increases the aggregate number of shares of our common stock that may be issued under the 2023 Plan (other than on account of stock dividends, stock splits or other changes in capitalization, in each case, as described above) or materially modifies the requirements as to eligibility for participation in the 2023 Plan. Unless terminated sooner by the Board or extended with stockholder approval, the 2023 Plan will terminate on the day before the tenth anniversary of the adoption of the 2023 Plan by the Board.
New Plan Benefits
A new plan benefits table for the 2023 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2023 Plan if the 2023 Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the 2023 Plan will be made at the administrator’s discretion, subject to the terms of the 2023 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2023 Plan are not determinable at this time.
Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2023 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2023 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2023 Plan.
Non-qualified Stock Options
The grant of a non-qualified option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise. Special rules will apply if the participant uses previously owned shares to pay some or all of the option exercise price.
Stock Appreciation Rights
The grant of an SAR will not result in taxable income to the participant. Upon exercise of an SAR, the amount of cash or the fair market value of shares received will be taxable to the participant as ordinary income.

Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Stock Awards
A participant who has been granted a stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, if the grant is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of other objectives, assuming that the restrictions constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of the delivery of or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting.
LTIP Units
LTIP Units are granted as profits interests in our operating partnership. The LTIP Units are not intended to be taxed as ordinary income for U.S. income tax purposes for the participant. The participant may be subject to taxation as a partner in the operating partnership. Gains or losses realized by the participant upon a taxable disposition of LTIP Units or exchange of such LTIP Unis for shares in the Company will be treated as capital gains and losses.
Withholding of Taxes
The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may generally only be used to satisfy the Company’s minimum statutory withholding obligation.
Tax Deduction
The Company will be entitled to a deduction equal to the amount of income includible in the participant’s income provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable in amount. However, a U.S. income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to certain officers of the Company.
Change of Control
Any acceleration of the vesting or payment of awards under the 2023 Plan in the event of a Change of Control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company as described above.
Tax Advice
The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2023 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2023 Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
ERISA
The 2023 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended and is not intended to be qualified under Section 401 of the Internal Revenue Code.
Registration with the SEC
We intend to file a registration statement on Form S-8 relating to the issuance of common stock under the 2023 Plan with the Securities and Exchange Commission pursuant to the Securities Act as soon as practicable after approval of the adoption of the 2023 Plan by stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain ownership information with respect to shares of our common stock for those persons known to us who beneficially own more than 5% of our outstanding common stock, if any, and all of our directors, each of the named executive officers and all of the directors and executive officers as a group calculated as of the dates and based on the amounts indicated below. In accordance with SEC rules, each listed person’s beneficial ownership includes:
•	all shares of common stock the investor actually owns beneficially or of record;
•	all shares of common stock over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of a fund); and
•
all shares of common stock the investor has the right to acquire within 60 days of April 10, 2023 (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

	Common Shares Beneficially Owned
Name and Address	Number	Percentage of Outstanding Common Shares(1)
Directors and Named Executive Officers(2)
Jeffrey B. Lown II(3)	82,177	*
Michael A. Hutchby(4)	29,711	*
Julian B. Evans(5)	43,610	*
Joseph P. Murin(6)	48,282	*
Sharon L. Cook	—	—
Robert C. Mercer, Jr.	35,662	*
	239,442	1.1%
*	Denotes beneficial ownership of less than 1% of our common stock.
(1)
Based on an aggregate amount of 25,748,130 shares of our common stock issued and outstanding as of April 10, 2023, plus, for any named persons who owns LTIP Units, the number of shares of our common stock that would be outstanding assuming that all LTIP Units beneficially owned by such named person become eligible to be exchanged, and are exchanged, for OP Units that are then exchanged for shares of our common stock.

(2)	The address for our executive officers and directors is Cherry Hill Mortgage Investment Corporation, 1451 Route 34, Suite 303, Farmingdale, New Jersey 07727.
(3)
Includes 66,913 shares of our common stock underlying an equal number of vested LTIP Units that were granted to Mr. Lown on October 9, 2013, June 10, 2014, September 9, 2015, June 15, 2016, June 14, 2017, June 13, 2018, January 2, 2019 and April 28, 2020 but excludes 15,000 shares of our common stock underlying unvested LTIP Units that were granted to Mr. Lown on January 2, 2020 and January 3, 2022, and that vest ratably over a three-year period beginning on the one year anniversary of the applicable grant date.

(4)
Includes 29,711 shares of our common stock underlying an equal number of vested LTIP Units that were granted to Mr. Hutchby on October 9, 2013, June 10, 2014, September 9, 2015, June 15, 2016, June 14, 2017, June 13, 2018, January 2, 2019, April 28, 2020 and January 4, 2021 but excludes 14,248 shares of our common stock underlying unvested LTIP Units that were granted to Mr. Hutchby on January 2, 2020, January 4, 2021 and January 3, 2022, and that vest ratably over a three-year period beginning on the one year anniversary of the applicable grant date.

(5)
Includes 38,026 shares of our common stock underlying an equal number of vested LTIP Units that were granted to Mr. Evans on October 9, 2013, June 10, 2014, September 9, 2015, June 15, 2016, June 14, 2017, June 13, 2018, January 2, 2019, April 28, 2020 and January 4, 2021 but excludes 14,115 shares of our common stock underlying unvested LTIP Units that were granted to Mr. Evans on January 2, 2020, January 4, 2021 and January 3, 2022, and that vest ratably over a three-year period beginning on the one year anniversary of the applicable grant date.

(6)	Includes 2,660 shares of our common stock underlying an equal number of vested LTIP Units that were granted to Mr. Murin on October 9, 2013 and April 28, 2020.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and anyone holding 10% or more of a registered class of our equity securities to file reports with the SEC showing their holdings of, and transactions in, these securities. Based solely on a review of copies of such reports we received, we believe that during 2022, all reporting persons known to us filed such reports on a timely basis.

OTHER INFORMATION
Discretionary Voting Authority
We do not anticipate that any matter other than the proposals set out in this Proxy Statement will be raised at the virtual Annual Meeting. If any other matters are properly presented at the virtual Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.
Stockholder Proposals and Director Nominations for the 2024 Annual Meeting of Stockholders
Requirements for Proposals to be Considered for Inclusion in Proxy Materials
Stockholders interested in submitting a proposal for inclusion in our proxy materials for our 2024 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than December 29, 2023, or 120 days prior to the first anniversary date of these materials and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2024 Annual Meeting of Stockholders by more than 30 days from the first anniversary of the date of this year’s annual meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2023 Annual Meeting of Stockholders. Proposals should be mailed to our Secretary c/o Cherry Hill Mortgage Investment Corporation, 1451 Route 34, Suite 303 Farmingdale, New Jersey 07727.
Requirements for Proposals Not Intended for Inclusion in Proxy Materials; Director Nominations
Stockholders who wish to nominate persons for election to the Board at the 2024 Annual Meeting of Stockholders, who wish to present a proposal at the 2024 Annual Meeting of Stockholders, but whose stockholder proposal will not be included in our proxy materials for such meeting, or who intend to solicit proxies in support of director nominees other than the Company’s nominees in accordance with the SEC’s new universal proxy rules must deliver written notice of the nomination or proposal to our Secretary no earlier than November 29, 2023, the 150th day prior to the anniversary date of these materials, and no later than 5:00 p.m., Eastern Time, on December 29, 2023, the 120th day prior to the anniversary date of these materials (provided, however, that if the 2024 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of this year’s meeting, nominations and proposals must be received no earlier than the 150th day prior to the date of the 2024 Annual Meeting of Stockholders and no later than 5:00 p.m., Eastern Time, on the later of (i) the 120th day prior to the date of the 2024 Annual Meeting of Stockholders and (ii) the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of Stockholders is first made). The stockholder’s written notice must include certain information concerning the stockholder and each nominee as specified in our bylaws. In addition to satisfying the requirements set forth in our bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. If a stockholder’s written notice is not received between the dates specified above and does not satisfy the additional requirements set forth in our bylaws, the notice will not be considered properly submitted and will not be acted upon at the 2024 Annual Meeting of Stockholders. A stockholder’s written notice should be sent to our Secretary c/o Cherry Hill Mortgage Investment Corporation, 1451 Route 34, Suite 303, Farmingdale, New Jersey 07727.
Requests for Annual Report on Form 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and the financial statement schedules, may be obtained at our website at www.chmireit.com. If you would like to receive a complimentary copy of our Annual Report on Form 10-K, please submit a written request to Cherry Hill Mortgage Investment Corporation, 1451 Route 34, Suite 303, Farmingdale, New Jersey 07727 Attention: Investor Relations.

Appendix A
CHERRY HILL MORTGAGE INVESTMENT CORPORATION 2023 EQUITY INCENTIVE PLAN
ARTICLE I
DEFINITIONS
Whenever used herein, the following terms shall have the meanings set forth below:
“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.
“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Units, an Incentive Award, an Option, SAR or Other Equity-Based Award (including an LTIP Unit) granted to such Participant.
“Award” means any Option, SAR, Stock Award, Performance Unit, Other Equity-Based Award or Incentive Award.
“Board” means the Board of Directors of the Company.
“Change in Control” means and includes each of the following:
(a) A transaction or series of transactions whereby any “person” or related “group” of “persons,” within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (other than the Company or any of its subsidiaries, any trustee or other fiduciary holding the Company’s securities under an employee benefit plan sponsored or maintained by the Company or any of its Affiliates, any underwriter temporarily holding the Company’s securities pursuant to an offering of such securities or any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the then outstanding shares of Common Stock), acquires, directly or indirectly, “beneficial ownership,” within the meaning of Rule 13d-3 under the Exchange Act, of securities of the Company possessing more than 50% of the combined voting power of the Company’s securities outstanding immediately after such acquisition;
(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.04(a) or Section 1.04(c), or a director whose initial assumption of office is in connection with an actual or threatened election contest) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (1) a merger, consolidation, reorganization, or business combination or (2) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (3) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)
Which results in the holders of the Company’s voting securities outstanding immediately before the transaction continuing to hold securities that represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company, or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, more than 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)	After which no “person” or related “group” of “persons,” within the meaning of Sections 13(d) and

14(d)(2) of the Exchange Act, beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1.4(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
In addition, if a Change in Control constitutes a payment event with respect to any Option, SAR, Stock Award, Performance Unit or Other Equity-Based Award that provides for the deferral of compensation and is subject to Section 409A of the Code, no payment will be made under that award on account of a Change in Control unless the event described in subsection (a), (b) or (c) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).
“Code” means the Internal Revenue Code of 1986, and any amendments thereto.
“Committee” means the Compensation Committee of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board; and provided, further that with respect to awards made to a member of the Board who is not an employee of the Company or an Affiliate, “Committee” means the Board.
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Common Units” has the meaning specified in the Partnership Agreement.
“Company” means Cherry Hill Mortgage Investment Corporation, a Maryland corporation.
“Control Change Date” means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.
“Corresponding SAR” means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, securities or other property in amounts equivalent to the cash, securities or other property dividends declared on Common Stock with respect to specified Performance Units or an Other Equity-Based Award of units denominated in Common Stock or other Company securities, as determined by the Committee, in its sole discretion. The Committee shall provide that such Dividend Equivalents (if any) payable with respect to any award that does not vest or become exercisable solely on account of continued employment or service shall be distributed only when, and to the extent that, the underlying award is vested or earned and also may provide that Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Common Stock or otherwise reinvested.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange for such date or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a quotation exists. If, on any given date, the Common Stock is not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which such quotation exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with the regulations under Section 409A of the Code.

“Incentive Award” means an award awarded under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate.
“Initial Value” means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant.
“LTIP Unit” means an “LTIP Unit” as defined in the Partnership Agreement. An LTIP Unit granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in the Partnership Agreement, subject to the terms and conditions of the applicable Agreement and the Partnership Agreement.
“Manager” means Cherry Hill Mortgage Management, LLC, a Delaware limited liability company.
“Offering” means the initial public offering of the Common Stock registered under the Securities Act of 1933, as amended.
“Operating Partnership” means Cherry Hill Operating Partnership, LP, a Delaware limited partnership.
“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.
“Other Equity-Based Award” means any award other than an Incentive Award, an Option, SAR, a Performance Unit award or a Stock Award which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, Common Stock (including securities convertible into Common Stock) or other equity interests including LTIP Units.
“Participant” means an employee or officer of the Company or an Affiliate, a member of the Board, or an individual who provides bona fide services to the Company or an Affiliate (including an individual who provides services to the Company or an Affiliate by virtue of employment with, or providing services to, the Manager or the Operating Partnership), and who satisfies the requirements of Article IV and is selected by the Committee to receive an award of Performance Units or a Stock Award, an Incentive Award, Option, SAR, Other Equity-Based Award or a combination thereof.
“Partnership Agreement” means the Agreement of Limited Partnership of the Operating Partnership, as it may be amended and restated from time to time.
“Performance Units” means an award, in the amount determined by the Committee, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a payment for each specified unit equal to the value of the Performance Unit on the date of payment.
“Plan” means this Cherry Hill Mortgage Investment Corporation 2023 Equity Incentive Plan.
“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.
“Stock Award” means Common Stock awarded to a Participant under Article VIII.
ARTICLE II
PURPOSES
The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of Options (other than Options qualifying under Section 422 of the Code) and the grant of SARs, Stock Awards, Performance Units, Incentive Awards and Other

Equity-Based Awards in accordance with the Plan and any procedures that may be established by the Committee. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.
ARTICLE III
ADMINISTRATION
The Plan shall be administered by the Committee. The Committee shall have authority to grant SARs, Stock Awards, Performance Units, Incentive Awards, Options and Other Equity-Based Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Units, an Incentive Award or an Other Equity-Based Award. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award, an Incentive Award or an award of Performance Units may be settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under the Plan); and to make all other determinations necessary or advisable for the administration of this Plan. The Committee’s determinations under the Plan (including without limitation, determinations of the individuals to receive awards under the Plan, the form, amount and timing of such awards, the terms and provisions of such awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Incentive Award, Stock Award, Other Equity-Based Award or award of Performance Units. All expenses of administering this Plan shall be borne by the Company.
ARTICLE IV
ELIGIBILITY
Any employee of the Company or an Affiliate (including a trade or business that becomes an Affiliate after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan. In addition, any other individual who provides significant services to the Company or an Affiliate (including an individual who provides services to the Company or an Affiliate by virtue of employment with, or providing services to, the Manager or the Operating Partnership) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that the participation of such individual is in the best interest of the Company.
ARTICLE V
COMMON STOCK SUBJECT TO PLAN
5.01 Common Stock Issued
Upon the award of Common Stock pursuant to a Stock Award, an Other Equity-Based Award or in settlement of an Incentive Award or an award of Performance Units, the Company may deliver (and shall deliver if required under an Agreement) to the Participant Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option, SAR or Other Equity-Based Award denominated in Common Stock, the Company may deliver (and shall deliver if required under an Agreement), to the Participant (or the Participant’s broker if the Participant so directs), Common Stock from its authorized but unissued Common Stock.
5.02 Aggregate Limit
(a) The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options and SARs, the grant of Stock Awards or Other Equity-Based Awards and the settlement of Incentive Awards and Performance Units is equal to 2,830,000 shares. Other Equity-Based Awards that are LTIP Units shall reduce the maximum aggregate number of shares of Common Stock that may be issued under this Plan on a one-for-one basis, i.e., each such unit shall be treated as an award of Common Stock; provided, however, for the avoidance of doubt, any such conversion of such LTIP Units at a later date into a share of Common Stock shall not count as an award of Common Stock under the Plan for purposes of this Section 5.02(a) to avoid any double counting of the same Award.
(b) The maximum number of shares of Common Stock that may be issued under this Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article XII.
5.03 Reallocation of Shares
If any award or grant under the Plan (including LTIP Units) expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of Common Stock, then any Common Stock covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such award or grant and any forfeited, lapsed, cancelled or expired LTIP Units shall be available for the grant of other Options, SARs, Stock Awards, Other Equity-Based Awards and settlement of Incentive Awards and Performance Units under this Plan. Any Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award shall reduce the number of shares of Common Stock available under the Plan and shall not be available for future grants or awards. If Common Stock is issued in settlement of an SAR, the number of shares of Common Stock available under the Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR. To the extent permitted by applicable law or the rules of any exchange on which the Common Stock is listed for trading, Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate shall not reduce the number of shares of Common Stock available for issuance under the Plan.
ARTICLE VI
OPTIONS
6.01 Award
In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards.
6.02 Option Price
The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except as provided in Article XII, the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders. In addition, no payment shall be made in cancellation of an Option without the approval of stockholders if, on the date of cancellation, the option price per share exceeds Fair Market Value.
6.03 Maximum Option Period
The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.
6.04 Nontransferability
Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
6.05 Transferable Options
Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Notwithstanding the foregoing, an Option may not be transferred for consideration absent stockholder approval.
6.06 Employee Status
In the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
6.07 Exercise
Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares of Common Stock with respect to which the Option is exercised.
6.08 Payment
Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering Common Stock (including shares of Common Stock that would otherwise be delivered on exercise of the Option), by attestation of ownership of Common Stock, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the shares of Common Stock surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.
6.09 Stockholder Rights
No Participant shall have any rights as a stockholder with respect to Common Stock subject to an Option until the date of exercise of such Option.
ARTICLE VII
SARS
7.01 Award
In accordance with the provisions of Article IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards.
7.02 Maximum SAR Period
The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.
7.03 Nontransferability
Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
7.04 Transferable SARs
Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities. Notwithstanding the foregoing, in no event may an SAR be transferred for consideration absent stockholder approval.
7.05 Exercise
Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.
7.06 Employee Status
If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
7.07 Settlement
At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share of Common Stock will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.
7.08 Stockholder Rights
No Participant shall, as a result of receiving an SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.
7.09 No Reduction of Initial Value
Except as provided in Article XII, the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders. In addition, no payment shall be made in cancellation of an SAR without the approval of stockholders if, on the date of cancellation, the Initial Value exceeds the Fair Market Value.
ARTICLE VIII
STOCK AWARDS
8.01 Award
In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

8.02 Vesting
The Committee, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to the attainment of objectives stated with reference to the Company’s, an Affiliate’s or a business unit’s attainment of objectives stated with respect to performance criteria established by the Committee.
8.03 Employee Status
In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or continuous service, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
8.04 Stockholder Rights
Unless otherwise specified in accordance with the applicable Agreement, while the Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends and vote the shares of Common Stock; provided, however, that dividends payable on shares of Common Stock subject to a Stock Award that does not become transferable and nonforfeitable solely on account of continued employment or service shall be distributed only when, and to the extent that, the underlying Stock Award is nonforfeitable and transferable and the Committee may provide that such dividends shall be deemed to have been reinvested in additional shares of Common Stock. During the period that the shares of Common Stock covered by a Stock Award may be forfeited or are nontransferable (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of any certificates representing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.
ARTICLE IX
PERFORMANCE UNIT AWARDS
9.01 Award
In accordance with the provisions of Article IV, the Committee will designate each individual to whom an award of Performance Units is to be made and will specify the number of shares of Common Stock or other securities or property covered by such awards. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Units.
9.02 Earning the Award
The Committee, on the date of the grant of an award, shall prescribe that the Performance Units will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Units, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Committee.
9.03 Payment
In the discretion of the Committee, the amount payable when an award of Performance Units is earned may be settled in cash, by the issuance of Common Stock, by the delivery of other securities or property or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Units is earned, but a cash payment will be made in lieu thereof. The amount payable when an award of Performance Units is earned shall be paid in a lump sum.

9.04 Stockholder Rights
A Participant, as a result of receiving an award of Performance Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Performance Units is earned and settled in Common Stock. After an award of Performance Units is earned and settled in Common Stock, a Participant will have all the rights of a stockholder as described in Section 8.04 hereof and the Company’s Charter.
9.05 Nontransferability
Except as provided in Section 9.06, Performance Units granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Units shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
9.06 Transferable Performance Units
Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Units may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of Performance Units transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Units during the period that they were held by the Participant; provided, however, that such transferee may not transfer Performance Units except by will or the laws of descent and distribution. Notwithstanding the foregoing, in no event may a Performance Unit be transferred for consideration absent stockholder approval.
9.07 Employee Status
In the event that the terms of any Performance Unit award provide that no payment will be made unless the Participant completes a stated period of employment or continued service, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
ARTICLE X
OTHER EQUITY—BASED AWARDS
10.01 Award
In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests (including LTIP Units) covered by such awards; provided, however, that the grant of LTIP Units must satisfy the requirements of the Partnership Agreement as in effect on the date of grant. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.
10.02 Terms and Conditions
The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan.
10.03 Payment or Settlement
Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in Common Stock, cash or a combination of Common Stock and cash, as determined by the Committee in its discretion; provided, however, that any Common Stock that is issued on account of the conversion of LTIP Units into Common Stock shall count as issued under the Plan for purposes of Section 5.02(a) in order to avoid double counting the same Award. Other Equity-Based Awards denominated as equity interests other than Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

10.04 Employee Status
If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
10.05 Stockholder Rights
A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in Common Stock.
ARTICLE XI
INCENTIVE AWARDS
11.01 Award
In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Incentive Award is to be made. The Committee will also specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award.
11.02 Terms and Conditions
The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award. Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Company or an Affiliate, during a performance period of at least one year, achieves objectives stated with reference to one or more performance measures or criteria prescribed by the Committee. A goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing goals and objectives, the Committee may exclude any or all special, unusual, or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance goals for any Incentive Award as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate or that the Company, an Affiliate, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award.
11.03 Nontransferability
Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
11.04 Employee Status
If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or continued service the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
11.05 Settlement
An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, Common Stock or a combination of cash and Common Stock, as determined by the Committee.

11.06 Shareholder Rights
No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or an Affiliate until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.
ARTICLE XII
ADJUSTMENT UPON CHANGE IN COMMON STOCK
The maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted and the terms of outstanding Stock Awards, Options, SARs, Incentive Awards, Performance Units and Other Equity-Based Awards shall be adjusted as the Board determines is equitably required in the event that (i) the Company (a) effects one or more nonreciprocal transactions between the Company and its stockholders such as a share dividend, extra-ordinary cash dividend, share split-up, subdivision or consolidation of shares of Common Stock that affects the number or kind of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the Common Stock subject to outstanding awards or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XII by the Board shall be nondiscretionary, final and conclusive.
The issuance by the Company of shares of any class of Common Stock, or securities convertible into shares of any class of Common Stock, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of Common Stock or obligations of the Company convertible into such shares of Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares of Common Stock as to which Options, SARs, Performance Units, Incentive Awards, Stock Awards and Other Equity-Based Awards may be granted or the terms of outstanding Stock Awards, Incentive Awards, Options, SARs, Performance Units or Other Equity-Based Awards.
The Committee may make Stock Awards and may grant Options, SARs, Performance Units, Incentive Awards or Other Equity-Based Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan, the terms of such substituted Stock Awards, SARs, Other Equity-Based Awards, Options or Performance Units shall be as the Committee, in its discretion, determines is appropriate.
ARTICLE XIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the shares of Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to represent Common Stock when a Stock Award is granted, a Performance Unit, Incentive Award or Other Equity-Based Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Unit shall be granted, no Common Stock shall be issued, no certificate for Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV
GENERAL PROVISIONS
14.01 Effect on Employment and Service
Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.
14.02 Minimum Vesting
If a Participant’s right to become vested in an Award is conditioned on the completion of a specified period of service with the Company, without achievement of performance targets or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than one year and to acceleration of vesting in the event of the Participant’s death, disability, a Change in Control or an involuntary termination); provided, however, with respect to grants of Awards made on the date of an Annual Stockholders Meeting to Outside Directors, such one-year vesting period shall be deemed satisfied if such Awards vest on the earlier of the first anniversary of the date of grant or the first Annual Stockholders Meeting following the date of grant (but not less than fifty (50) weeks following the date of grant).
If a Participant’s right to become vested in an Award is conditioned on the achievement of performance targets or other performance objectives, then the required performance period for determining the achievement of such performance targets or other performance objectives for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, disability, a Change in Control or involuntary termination).
Notwithstanding the provisions of the previous two paragraphs of this Section 14.02, the Committee may grant Awards that are not subject to the minimum vesting limitations of such paragraphs; provided, however, that the aggregate number of shares of Stock subject to Awards granted pursuant to the Plan that are not subject to the minimum vesting limitations of this Section 14.02 (excluding any such Awards to the extent that they have been forfeited or cancelled) may not exceed 5% of the limit imposed by Section 5 (relating to the limit on shares of Common Stock granted under the Plan).
14.03 Unfunded Plan
This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
14.04 Rules of Construction
Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
All awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. If any provision of this Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an award granted under this Plan shall be treated as a separate indentified payment for purposes of Section 409A.
If a payment obligation under an award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections

1.409A-1(b)(3) through (b))12)), it shall be payable only after the Participant’s “separation from service” (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a “specified employee” (as defined under Treasury Regulation section 1.409A-1(i)), any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.
14.05 Withholding Taxes
Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Units, SARs or Other Equity-Based Award) or a cash equivalent acceptable to the Committee. Except to the extent prohibited by Treasury Regulation Section 1.409A-3(j), any minimum statutory federal, state, district or city withholding tax obligations also may be satisfied (a) by surrendering to the Company Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of a Performance Unit award, Incentive Award or an Other Equity-Based Award (if applicable) or the grant or vesting of a Stock Award; or (c) by any other method as may be approved by the Committee. If Common Stock is used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares of Common Stock surrendered, withheld or reduced shall be determined as of the day the tax liability arises and the number of shares of Common Stock which may be withheld or surrendered shall be limited to the number of shares of Common Stock which have a Fair Market Value on the day preceding the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
14.06 REIT Status
The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No award shall be granted or awarded, and with respect to any award granted under the Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the stock ownership limit or any other limitation on ownership or transfer prescribed by Article VIII of the Company’s Charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.
ARTICLE XV
CHANGE IN CONTROL
15.01 Impact of Change in Control.
Upon a Change in Control, the Committee is authorized to cause (i) outstanding Options and SARs to become fully exercisable, (ii) outstanding Stock Awards to become transferable and nonforfeitable and (iii) outstanding Performance Units, Incentive Awards and Other Equity-Based Awards to become earned and nonforfeitable in their entirety.
15.02 Assumption Upon Change in Control.
In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR, Stock Award, Incentive Award, Performance Unit or Other Equity-Based Award shall be assumed by, or a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substituted award shall be of the same type of award as the original Option, SAR, Stock Award, Performance Unit, Incentive Award or Other Equity-Based Award being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

15.03 Cash-Out Upon Change in Control.
In the event of a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Option, SAR, Stock Award and Performance Unit, Incentive Award and Other Equity-Based Award shall be cancelled in exchange for a payment. The payment may be in cash, Common Stock or other securities or consideration received by stockholders in the Change in Control transaction or, in the case of an Incentive Award, the entire amount that can be paid under the Incentive Award. Except as provided in the preceding sentence with respect to the Incentive Awards, the amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by stockholders in the Change in Control exceeds the option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by stockholders for each share of Common Stock subject to a Stock Award, Performance Unit or Other Equity-Based Award or (iii) the value of the other securities or property in which the Performance Unit or Other Equity-Based award is denominated. If the option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 15.03 without any payment to the Participant.
15.04 Limitation of Benefits
The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 15.04, the Parachute Payments will be reduced pursuant to this Section 15.04 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.
The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.
The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.
The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are not subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under this Plan or any other plan, agreement or arrangement that are subject to Section 409A of the Code (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.
As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Article XV, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 15.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 15.04 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Company, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.

For purposes of this Section 15.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Article XV, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 15.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.
Notwithstanding any other provision of this Section 15.04, the limitations and provisions of this Section 15.04 shall not apply to any Participant who, pursuant to an agreement with the Company or the terms of another plan maintained by the Company, is entitled to indemnification or other payment for any liability that the Participant may incur under Code Section 4999. In addition, nothing in this Section 15.04 shall limit or otherwise supersede the provisions of any other agreement or plan which provides that a Participant cannot receive Payments in excess of the Capped Payments.
ARTICLE XVI
AMENDMENT
The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards. In addition, an amendment will be contingent on approval of the Company’s stockholders if such approval is required by law or the rules of any exchange on which the Common Stock is listed or if the amendment would materially increase the benefits accruing to Participants under the Plan, materially increase the aggregate number of shares of Common Stock that may be issued under the Plan (except as provided in Article XII) or materially modify the requirements as to eligibility for participation in the Plan.
ARTICLE XVII
DURATION OF PLAN
No Stock Award, Performance Unit Award, Option, SAR or Other Equity-Based Award may be granted under this Plan after the day before the tenth anniversary of the date that the Plan is adopted by the Board. Stock Awards, Performance Unit awards, Options, SARs and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.
ARTICLE XVIII
EFFECTIVE DATE OF PLAN
Options, Stock Awards, Performance Units and Other Equity-Based Awards may be granted under this Plan on and after the date that the Plan is adopted by the Board, subject to the approval by the Company’s stockholders entitled to vote thereon within twelve months after the date that the Plan is adopted by the Board and, provided, that no award shall be exercisable, vested or settled until such stockholder approval is obtained.

CHERRY HILL
MORTGAGE INVESTMENT CORPORATION

VOTE

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2023 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

01 - Jeffrey "Jay" B. Lown II
02 - Joseph Murin
03 - Robert C. Mercer, Jr.
04 - Sharon Lee Cook

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Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

03SDIC

The 2023 Annual Meeting of Stockholders of Cherry Hill Mortgage Investment Corporation will be held on June 15, 2023 at 8:00 a.m. local time, virtually via the internet at meetnow.global/M7KX4WF.

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Cherry Hill Mortgage Investment Corporation

Notice of 2023 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 15, 2023

Jeffrey Lown II and Michael Hutchby, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Cherry Hill Mortgage Investment Corporation to be held on June 15, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in accordance with the choices made. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.